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                            DIAMONDS TRUST, SERIES 1
                                      AND
                      ANY SUBSEQUENT AND SIMILAR SERIES OF
                               THE DIAMONDS TRUST

                     STANDARD TERMS AND CONDITIONS OF TRUST
                      for all or similar Series formed on
              or subsequent to the effective date specified below

                           Effective January 13, 1998



          These Standard Terms and Conditions of Trust dated as of January 1, 1998 and effective January 13, 1998 are executed between PDR Services Corporation, as Sponsor, and State Street Bank and Trust Company, as Trustee.

                                WITNESSETH THAT:

          WHEREAS, the Sponsor desires to establish one or more unit investment trusts pursuant to the provisions of the Investment Company Act of 1940 and the laws of the State of New York and each such trust may issue a Series (as hereinafter defined) of redeemable securities, each series representing undivided interests in a Trust or Trust Fund (as hereinafter defined) that will be composed primarily of Securities (as hereinafter defined) included from time to time in the DJIA (as hereinafter defined);
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          WHEREAS, the Sponsor desires to provide for the adjustment by the
Trustee of the Securities of each Trust to reflect the DJIA, the collection by the Trustee of the dividends and other income of and capital gains on such Securities held in the Trust for each Series, and the distribution by the Trustee of such dividends and other income of and capital gains on such Securities to the Depository (as hereinafter defined) for distribution to Beneficial Owners as provided herein, and to provide for other terms and conditions upon which such Trusts shall be established and administered as hereinafter provided; and

          WHEREAS, in order to facilitate the creation of various series of unit investment trusts as aforesaid, the terms and conditions of establishment and administration of which will be in many respects substantially similar, it is desirable to set forth standard terms and conditions of trust upon which such Trusts will be established and administered, subject to the terms and provisions of this Agreement (as hereinafter defined) and the terms and conditions of an Indenture (as hereinafter defined) into which this Agreement will be, as to each Series, incorporated;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Sponsor and the Trustee hereby agree as follows:

                                  INTRODUCTION

          These Standard Terms and Conditions of Trust effective as of the day and year first above written shall be applicable to DIAMONDS Trust, Series 1 (a unit investment trust) and to all Series of DIAMONDS Trust formed on or subsequent to the date hereof for which their applicability and their incorporation by reference is specified in the applicable Indenture relating to such Series. For each Series of DIAMONDS Trust to which these Standard Terms and Conditions of Trust are to be applicable, the Sponsor and the Trustee shall execute an Indenture (or supplement or amendment to such Indenture) incorporating by reference these Standard Terms and Conditions of Trust and designating any exclusion from or exception to such incorporation by reference for the purposes of that Series or variation of the terms hereof for the purposes of that Series and specifying for that Series (i) the Initial Portfolio Deposit to be deposited in trust pursuant to Section 2.02 and the number of Creation Unit size aggregations of DIAMONDS to be delivered by the Trustee in exchange for the Initial Portfolio Deposit so deposited, (ii) the initial undivided interest represented by each Creation Unit size aggregations of DIAMONDS, (iii) the number of DIAMONDS which, when aggregated, constitute one Creation Unit, (iv) the Mandatory Termination Date, and the date on which the Trustee will begin to distribute or sell Securities pursuant to Section 9.01,
(v) the Initial Date of Deposit and the Series name of the Trust, (vi) the fiscal year of the Trust and (vii) any other terms specific to any Series of the DIAMONDS Trust.

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                                   ARTICLE I

                                  Definitions
                                  -----------

          Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accumulation Period
-------------------

          Shall mean any period during which Securities held by the Trust earn their respective dividends, each such period being measured from one ex-dividend Date to but not including the next succeeding Ex-Dividend Date.

Adjustment Amount
-----------------

          Shall have the meaning assigned to such term in Section 3.04.

Adjustment Day
--------------

          The day(s) specified in Section 2.04.

Agreement
---------
          The Standard Terms and Conditions of Trust embodied in this instrument and all amendments and supplements hereto.

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Authorized Officer
------------------

          Shall mean the President, any Vice President, any Secretary and any other person or category of persons named in the resolution(s) authorizing the Sponsor to establish the Trust or authorizing the Trustee to act as such.

Balancing Amount
----------------

          Shall have the meaning assigned to such term in Section 2.04(i).

Beneficial Owner
----------------

          Shall have the meaning assigned to such term in Section 3.11.

Business Day
------------

          Any day that the New York Stock Exchange is open for business.

Cash Component
--------------

          Shall have the meaning assigned to such term in Section 2.03(c).

Cash Redemption Payment
-----------------------

          Shall have the meaning assigned to such term in Section 5.02.

CNS System
----------

          The continuous net settlement system of NSCC.

CPI-U
-----

          The National Consumer Price Index for All Urban Consumers, as published by the United States Department for Labor, or any successor index.

Creation Unit
-------------

          The minimum number of DIAMONDS that may be created at any one time as described below in Section 2.03 is 50,000, unless otherwise provided in the Indenture or the Registration Statement.

Depositor
---------

          Each person or organization having a Participant Agreement with the Trustee and that may from time to time deposit Portfolio Deposits with the Trustee, including, without limitation, the Depositor making the Initial Portfolio Deposit(s) on the Initial Date of Deposit.

Depository
----------

          The Depository Trust Company, New York, New York, or such other depository as may be selected by the Trustee as specified herein.

Depository Agreement
--------------------

          The agreement or Letter of Representation among the Trustee, the Sponsor and the Depository, dated as of January 13, 1998, as the same may be from time to time amended in accordance with its terms.

DIAMONDS
--------

          Shall mean the DIAMONDS Units, which constitute, in 50,000 DIAMONDS Unit aggregations, a Creation Unit, unless (1) a different aggregate number of DIAMONDS Units necessary to constitute a Creation Unit is set forth in the Indenture for a particular Series or (2) a different aggregate number for an existing series is effectuated by means of an amendment to the Indenture and current Prospectus for such series.

DIAMONDS Clearing Process
-------------------------

          The CNS system of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Unit size aggregations of DIAMONDS.

DIAMONDS Unit
-------------

          Each unit of fractional undivided interest in and ownership of the Trust Fund, which shall be initially equal to the fraction specified in the Indenture, the denominator of which shall be decreased by the number of any DIAMONDS Units redeemed as provided in Section 5.02 and shall be increased by the number of any DIAMONDS Units created and issued pursuant to Section 2.02.

Distributor
-----------

          ALPS Mutual Funds Services, Inc., any successor corporation thereto and any other corporation appointed by the Sponsor and the Trustee to act as the Distributor hereunder, provided that such corporation is identified as the Distributor in the current version of the Trust Prospectus.

Discretionary Termination Amount
--------------------------------

          The amount specified in Section 9.01.

Dividend Equivalent Payment
---------------------------

          The cash payment required to accompany a deposit of Securities into the Trust as specified in Section 2.03(b).

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

Dividend Payment Date
---------------------

          The date(s) specified in Section 3.04.

DJIA
----
          Dow Jones Industrial Average.

DOW JONES
---------

          Dow Jones & Company, Inc.

DTC Participant
---------------

          Shall have the meaning assigned to such term in Section 3.11.

Evaluation Time
---------------

          Closing time at the New York Stock Exchange, Inc. of the regular trading session (currently 4:00 p.m. New York time) unless another meaning is assigned to such term in the Indenture, or is otherwise provided for in the Registration Statement.

Ex-Dividend Date
----------------

          The date(s) specified in Section 3.04.

Exchange
--------

          The American Stock Exchange, Inc.

Global Security
---------------

          The global certificate issued to the Depository as provided in the Depository Agreement, substantially in the form attached hereto as Exhibit B.

Income
------

          Any income or cash or other dividend distribution by an issuer of a Security, whether or not such payment or distribution is taxable to the recipient thereof.

Indenture
---------

          The indenture into which this Agreement will be, as to each Series, incorporated and all amendments and supplemental indentures thereto.

Index Securities
----------------

          The securities that constitute the DJIA.

Indirect Participant
--------------------

          Shall have the meaning assigned to such term in
Section 3.11.

Initial Date of Deposit
-----------------------

          The date so designated in the Indenture.

Initial Portfolio Deposit
-------------------------

          The Portfolio Deposit(s) as in effect on the Initial Date of Deposit.

Internal Revenue Code
---------------------

          The Internal Revenue Code of 1986, as amended, or any successor provisions.

License Agreement
-----------------

          The Agreement dated June 5, 1997 among Dow Jones, the Exchange and the Sponsor under which the Sponsor has been granted the license to use certain trademarks and service marks of Dow Jones.

Mandatory Termination Date
--------------------------

          The date specified in the Indenture.

NAV Amount
----------

          The amount specified in Section 2.04.

NSCC
----

          The National Securities Clearing Corporation.


Participant Agreement
---------------------

          An Agreement among the Distributor, the Trustee and either (1) a Participating Party or (2) a DTC Participant, substantially in the form set forth in Exhibit A hereto, as the same may be from time to time amended in accordance with its terms.

Participating Party
-------------------

          A participant in the DIAMONDS Clearing Process.

Portfolio
---------

          The Securities held by the Trust consisting of a portfolio of common stocks or, in the case of securities not yet delivered on the Initial Date of Deposit (or, subsequently, securities not yet delivered in connection with purchases made by the Trust or subsequent Portfolio Deposits), confirmations of contracts to purchase such securities.

Portfolio Deposit
-----------------

          Shall have the meaning assigned to such term in Section 2.03(c).

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Portfolio Deposit Amount
------------------------

          Shall have the meaning assigned to such term in Section 2.04(i).

Prospectus
----------

          The prospectus relating to a particular Trust filed with the Securities and Exchange Commission pursuant to Rule 424 of the Securities Act of 1933, as amended.

Record Date
-----------

          The date(s) specified in Section 3.04.

Redemption Date
---------------

          Shall have the meaning assigned to such term in Section 5.02.

Regulated Investment Company
----------------------------

          A trust which qualifies as a "regulated investment company" under the current provisions of the Internal Revenue Code of 1986, as amended or successor provisions.

Request Day
-----------

        Shall have the meaning assigned to such term in Section 2.04(h)

Securities
----------

          Publicly traded common stocks and other securities convertible into or representing common stock of issuers, including contracts to purchase securities, (a) that are listed or referred to as securities in Schedule A to the Indenture, (b) that have been received by the Trust in subsequent Portfolio Deposits pursuant to Section 2.02, (c) that have been acquired by the Trust as a result of the reinvestment of proceeds from any sale of securities or as a result of purchases and sales of securities to conform the Portfolio to the DJIA all pursuant to Section 2.04, (d) that have been received by the Trust as a distribution or dividend in respect of any of the securities held by the Trust, or (e) that have been received by the Trust in exchange or substitution pursuant to Section 3.07, each as may from time to time continue to be held as a part of the Trust, unless another meaning is assigned to such term in the Indenture.

Series
------

          Any series of or series similar to the Trusts.

Sponsor
-------

          PDR Services Corporation, or any corporation into which it may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which it shall be a party, or any corporation succeeding to all or substantially all of its business as sponsor of unit investment trusts, or any successor Sponsor designated as such by operation of law or any successor Sponsor appointed as herein provided.

Sponsor Indemnified Party
-------------------------

          Shall have the meaning assigned to such term in Section 7.04.

Transaction Fee
---------------

          Shall have the meaning assigned to such term in Section 2.03(i).

Trust or Trust Fund
-------------------

          Shall mean the individual trust fund created by a particular Indenture which shall consist of the Portfolio and all undistributed income or other amounts received or receivable thereon and any undistributed cash held or realized from the sale or liquidation of the Securities, or from the deposit of Portfolio Deposits.

Trust Fund Evaluation
---------------------

          Shall have the meaning assigned to such term in Section 5.01.

Trustee
-------

          (a) State Street Bank and Trust Company or its successor or (b) any successor Trustee designated by operation of law or appointed as herein provided or (c) any other bank, trust company, corporation or national banking association designated as Trustee in the Indenture for the applicable Trust Series which bank, trust company, corporation or national banking association shall be a party to such Indenture and whose execution thereof shall subject such bank, trust company, corporation or national banking association to all rights, duties and liabilities hereunder and thereunder, in each case acting as Trustee and not individually, unless otherwise indicated.

Trustee Indemnified Party
-------------------------

          Shall have the meaning assigned to such term in Section 8.05.


                                   ARTICLE II

                             Declaration of Trust;

                             Deposit of Securities;

                                 The Portfolio;

                             Creation and Issuance

                                 of DIAMONDS in

                                 Creation Unit

                               Size Aggregations
                               -----------------

          Section 2.01.  Declaration of Trust.  The Trustee declares it holds
                         --------------------
and will hold the Trust Fund as Trustee for the use and benefit of all present and future Beneficial Owners and subject to the terms and conditions of the Indenture and this Agreement. The Trustee hereby declares on behalf of the Trust that it elects the treatment for tax purposes as a Regulated Investment Company and covenants to comply with the provisions of Section 4.03 hereof to continue the qualification of the Trust as a Regulated Investment Company. The Trustee is

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hereby directed to make such elections, including any appropriate election to be taxed as a corporation, as shall be necessary to effect such qualification.

          Section 2.02.  Deposit of Securities.  (a) Concurrently with the
                         ---------------------
execution and delivery of the Indenture, a Depositor will deposit the Initial Portfolio Deposit with the Trustee, and from time to time thereafter, Depositors may make, as provided below in this Section 2.02, additional deposits of Portfolio Deposits with the Trustee, and in each case the Trustee will be granted and conveyed all right, title and interest in and to, and there will be conveyed and deposited with the Trustee in an irrevocable trust, all cash and securities so deposited in connection with each such Portfolio Deposit. With respect to the Initial Portfolio Deposit made by a Depositor concurrently with the execution and delivery of the Indenture, the securities portion of the Initial Portfolio Deposit will be comprised of the securities listed in Schedule A to the Indenture, and each of such securities will be duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, to be held and applied by the Trustee as herein provided. There also will be a Cash Component (as hereinafter defined in Section 2.03(c))included in the Initial Portfolio Deposit, which is listed in Schedule A to the Indenture. The first accrual period for dividends payable on the first Dividend Payment Date will commence on the Business Day following the Initial Date of Deposit. Upon the delivery of the Initial Portfolio Deposit, the Depositor will also deliver to the Trustee one of the following: a certified check or checks, cash or cash equivalent or an irrevocable letter or letters of credit or an irrevocable loan commitment issued by a commercial bank or banks rated A or better (or other equivalent rating) by a nationally recognized rating agency in an amount necessary to satisfy applicable regulatory requirements.

          (b) From time to time following the Initial Date of Deposit, the Trustee is authorized to accept on behalf of the Trust additional deposits of Portfolio Deposits, and all Index Securities deposited in connection therewith shall be duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, to be held and applied by the Trustee as herein provided. The Trustee shall ensure that the securities portion of each Portfolio Deposit shall be comprised of such Index Securities and in such numbers as specified in Section 2.04. The Trustee shall also ensure that, in the event certain Securities held by the Trust Fund are removed from the DJIA or the composition of the DJIA changes, or certain corporate actions relating to the Index Securities occur as specified in Section 2.04, the Trustee shall recalculate the composition of the Portfolio Deposit and adjust the composition of the Portfolio, in each case as required by the provisions of Section 2.04.

          (c) The Trustee is hereby irrevocably authorized to effect registration or transfer of the Securities in fully registered form to the name of the Trustee or to the name of its nominee or the nominee of its agent.

          Section 2.03.  Creation and Issuance of Creation Units.  (a) The
                         ---------------------------------------
Trustee acknowledges that the Initial Portfolio Deposit(s) specified in the Indenture (which include the Securities and Cash Component listed in Schedule A to the Indenture) have been deposited with it by the Depositor on the Initial Date of Deposit. The Trustee shall accept such Initial Portfolio Deposit(s) and issue an appropriate corresponding number of DIAMONDS in Creation Unit size aggregations in exchange therefor.

          (b) The Portfolio Deposits accepted by the Trustee from time to time thereafter shall include a portfolio of securities (initially the securities listed in Exhibit A to the Indenture and thereafter, such securities as the composition and number of shares thereof may be adjusted as required by Section 2.04) together, in each case, with a cash payment, to the extent applicable, equal to the Dividend Equivalent Payment (as hereinafter defined), plus or minus, as the case may be, the Balancing Amount (as hereinafter defined - see
Section 2.04). The "Dividend Equivalent Payment" enables the Trustee to make a distribution of dividends on the next Dividend Payment Date (as hereinafter defined), as if all of the Securities had been held for the entire Accumulation Period for such distribution, and is an amount equal, on a per Creation Unit basis, to the dividends accrued on all the Securities for such Accumulation Period, net of expenses for such period (including, without limitation, (x) taxes or other governmental charges against the Trust not previously deducted, if any and (y) accrued fees of the Trustee and other expenses of the Trust (including legal and auditing expenses) and other expenses not previously deducted).

          (c) The Dividend Equivalent Payment and the Balancing Amount are collectively referred to herein as the "Cash Component" and the deposit of such a portfolio of securities and the Cash Component are collectively referred to herein as a "Portfolio Deposit". In the event that the Trustee determines, in its discretion, that an Index Security is likely to be unavailable or available in insufficient quantity for delivery to the Trust upon the creation of DIAMONDS in Creation Unit size aggregations, or upon the redemption of DIAMONDS in Creation Unit size aggregations, the cash equivalent value of such Index Security may be included in the Portfolio Deposit as a part of the Cash Component in lieu of the inclusion of such Index Security in the securities portion of the Portfolio Deposit. The cash equivalent value of such Index Security will be calculated in accordance with the provisions of
Section 4.01.

          (d) Requests to create DIAMONDS in Creation Unit size aggregations through the Distributor must be made by or through a Participating Party or a DTC Participant as specified below. A Participating Party, pursuant to the Participant Agreement described below, agrees to transfer the requisite Index Securities (or contracts to purchase such Index Securities which are expected to be delivered in a "regular way" manner in three (3) Business Days) and the Cash Component to the Trustee by means of the DIAMONDS Clearing Process, together with such additional information as may be required by the Trustee. The Participant Agreement shall set forth the procedures for requesting the creation of Creation Units and delivering Portfolio Deposits, confirming requests for creations, and for delivering DIAMONDS in Creation Unit size aggregations for redemption. A list of the entities that are party to the Participant Agreement is available at the office of the Trustee at 1776 Heritage Drive, North Quincy, Massachusetts 02171 and the office of the Distributor at 370 17th Street, Suite 3100, Denver, CO 80202 during normal business hours or at such other address as may be specified to the other parties hereto in writing.

          (e) Under certain circumstances, DIAMONDS in Creation Unit size aggregations may be created by or through a DTC Participant through the Distributor outside the DIAMONDS Clearing Process. In such cases, the DTC Participant shall effectuate the transfer of the requisite Index Securities and the Cash Component to the Trustee directly through DTC on the day on which the order is accepted by the Distributor for DIAMONDS delivery to the creating party directly through DTC not later than on the third (3rd) Business Day following the day on which the order is accepted by the Distributor.

          (f) Upon receipt of a Portfolio Deposit or Deposits following acceptance by the Distributor of an order to create DIAMONDS, the Trustee will deliver DIAMONDS thereby created in Creation Unit size aggregations to the Depository in the name of Cede & Co. for the account of such Depositor, if such Depositor is a DTC Participant, or for the account of the DTC Participant acting on behalf of such Depositor. The Trustee shall acknowledge the deposit of such Portfolio Deposit(s) by recording on its books the name of the Depositor and the aggregate number of Creation Unit(s) created in respect of the Portfolio Deposit(s) so deposited. The Trustee shall also credit (a) the Dividend Equivalent Payment, if any, accompanying such Portfolio Deposit(s) to the Trust, to be added to dividends to be received on the deposited Index Securities for distribution pursuant to Section 3.04, and (b) the Balancing Amount, if any, to the Trust to be applied or distributed as provided in this Agreement.

          (g) The identity and number of shares of the Index Securities required for a Portfolio Deposit, which will change as the composition and number of shares of the Index

Securities change, shall be determined in the manner specified in Section 2.04. The Trustee shall, as set forth in this Agreement, determine the number of shares of each of the Index Securities and the Cash Component in each Portfolio Deposit. Such determination by the Trustee shall be final and binding in connection with all Portfolio Deposits.

          (h) The Trustee may reject an order to create DIAMONDS in Creation Unit size aggregations transmitted to it by the Distributor if the Depositor or group of Depositors, upon obtaining the DIAMONDS ordered, would own or appear to own eighty percent (80%) or more of the outstanding DIAMONDS Units and if pursuant to Section 351 of the Internal Revenue Code, such circumstance would result in the Trust having a basis in the Index Securities deposited different from the market value of such Index Securities on the date of such deposit. The Trustee shall have the right to require information regarding DIAMONDS Unit ownership pursuant to the Participant Agreement and from the Depository and to rely thereon to the extent necessary to make the foregoing determination as a condition to the acceptance of an order to create DIAMONDS. The Trustee further reserves the absolute right to reject any Portfolio Deposit or any component thereof (a) determined by it not to be in proper form; (b) that the Trustee believes would have adverse tax consequences to the Trust or to Beneficial Owners; (c) the acceptance for deposit of which would, in the opinion of counsel, be unlawful; (d) that would otherwise, in the discretion of the Trustee, have an adverse effect on the Trust or the rights of Beneficial Owners; or (e) in the event of the inability of the creator to deliver or cause to be delivered the Portfolio Deposit through the Depository or otherwise in the event that circumstances outside the control of the Trustee make it for all practical purposes not feasible to process creations of DIAMONDS.

          (i) The Trustee will not issue certificates for DIAMONDS in Creation Unit size aggregations or otherwise, other than the Global Security issued to the Depository. The Trustee and the Sponsor are under no duty to give notification of any defects or irregularities in the delivery of Portfolio Deposits or any component thereof nor shall either of them incur any liability for the failure to give any such notification. A transaction fee will be payable to the Trustee for its own account in connection with each creation and each redemption of each Creation Unit size aggregation of DIAMONDS (the "Transaction Fee"). The Transaction Fee charged in connection with the creation of Creation Units through the DIAMONDS Clearing Process shall be $1,000 per Participating Party per day, regardless of the number of Creation Units created on such day by such Participating Party.

         (j) The Transaction Fee charged in connection with redemptions through the DIAMONDS Clearing Process shall be $1,000 per Participating Party per day, regardless of the number of Creation Units redeemed on such day by such Participating Party.


         (k) The Transaction Fee may subsequently be waived, modified, reduced, increased or otherwise changed by the Trustee in consideration of the advice of the Sponsor but in the Trustee's sole discretion, but will not in any event exceed 1/10th of one percent of the value of a Creation Unit at the time of creation or redemption, as the case may be. Prior to implementing such change, the Sponsor shall cause the current Prospectus for the Trust to be amended to reflect any such changes in the Transaction Fee. The amount of the Transaction Fee in effect at any given time shall be made available upon request by the Trustee. If one or more Creation Units are created or redeemed outside the DIAMONDS Clearing Process, an additional amount not to exceed three (3) times the Transaction Fee applicable for a Creation Unit will be charged to the creator or redeemer in part due to the increased expense associated with settlement outside the DIAMONDS Clearing Process.

         (l) So long as the Depository Agreement is in effect, DIAMONDS in Creation Unit size aggregations will be transferable solely through the book-entry system of the Depository. The Depository may determine to discontinue providing its service with respect to DIAMONDS by giving notice to the Trustee and the Sponsor pursuant to and in conformity with the provisions of the Depository Agreement and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Trustee and the Sponsor shall take action either to find a replacement for the Depository to perform its functions at a comparable cost or, if such a replacement is unavailable, to terminate the Trust.

          Section 2.04.  Portfolio and Portfolio Deposit Adjustments.  (a) The
                         -------------------------------------------
Trustee will adjust the composition of the Portfolio from time to time to conform, to the extent practicable, to changes in the composition and/or price
weightings of the Index Securities.   Generally, this will require the Trustee
to hold as nearly as practicable an equal number of shares of each of the

Index Securities. Specifically, the Trustee will be required to adjust the composition of the Portfolio at any time that there is a change in the identity of any Index Security (i.e., a substitution of one security in replacement of another), which adjustment shall be made within three (3) Business Days before or after the day on which the change in the identity of such Index Security is
scheduled to take effect at the close of the market.   In addition, the Trustee
will be required to adjust, to the extent practicable, the composition of the Portfolio any time there is a corporate action, such as a stock split in one of the Index Securities, which requires Dow Jones to change the "divisor" in the computation of the DJIA. The Trustee will be required to adjust the Portfolio holdings to track the adjusted DJIA, such adjustment to be made within three (3) Business Days before or after the day on which the change in the DJIA divisor is scheduled to take effect.

         (b) From time to time Dow Jones may make adjustments to the composition of the DJIA as a result of a merger or acquisition involving one or more of the Index Securities. In such cases, the Trust, as shareholder of securities of an issuer that is the object of such merger or acquisition activity, may receive various offers from would-be acquirors of the issuer. The Trustee will not be permitted to accept any such offers until such time as it has been determined that the securities of the issuer will be removed from the DJIA. Since securities of an issuer are often removed from the DJIA only after the consummation of a merger or acquisition of such issuer, in selling the securities of such issuer the Trust may receive, to the extent that market prices do not provide a more attractive alternative, whatever consideration is being offered to the shareholders of such issuer that have not tendered their shares prior to such time. Any cash received in such transactions will be reinvested in Index Securities in accordance with the criteria set forth in subparagraph (a) above. Any securities received as a part of the consideration that are not Index Securities will be sold as soon as practicable and the cash proceeds of such sale will be reinvested in Index Securities in accordance with the criteria set forth in subparagraph (a) above.

    (c) Purchases and sales of securities resulting from the adjustments described herein will be made in the share amounts dictated by the specifications set forth herein, whether round lot or odd lot. All Portfolio adjustments will be made as described herein unless such adjustments would cause the Trust to lose its status as a Regulated Investment Company.

    (d) Pursuant to these guidelines the Trustee will calculate the required adjustments and will purchase and sell the appropriate securities. As a result of the purchase and sale of securities in accordance with these requirements, or the creation of Creation Units, the Trust may hold some amount of residual cash (other than cash held temporarily due to timing differences between the sale and purchase of securities or cash delivered in lieu of Index Securities or undistributed income (including but not limited to Dividend Equivalent Payments) or undistributed capital gains) as a result of such transactions, which amount shall not exceed for more than two (2) consecutive Business Days 5/10ths of 1 percent of the aggregate value of the Securities. In the event that the Trustee has made all required adjustments and is left with cash in excess of 5/10ths of 1 percent of the aggregate value of the Securities, the Trustee shall use such cash to purchase additional Index Securities.

         (e) All adjustments to the Portfolio held by the Trustee will be made by the Trustee pursuant to the foregoing specifications and as set forth in the Trust Agreement and will be non-discretionary. In addition, the Trustee shall have the power and shall be required to adjust the composition of the Portfolio at any time if it determines that if such action is necessary to insure the continued qualification of the Trust as a Regulated Investment Company, even if such adjustment will cause the composition of the Portfolio to deviate from that of the DJIA. The adjustments provided herein are intended to conform the composition and security weightings of the Portfolio, to the extent practicable, to the composition and security weightings of the Index Securities. Such adjustments are based upon the DJIA as it is determined by Dow Jones. To the extent that the method of determining the DJIA is changed by Dow Jones in a manner that would affect the adjustments provided for herein, the Trustee and the Sponsor shall have the right to amend the Trust Agreement, without the consent of the Depository or Beneficial Owners, to conform the adjustments provided herein and in the Trust Agreement to such changes so that the objective of tracking the DJIA is maintained.

         (f) At such time as the Trustee gives written notice of the termination of the Trust as provided in Section 9.01, from and after the date of such notice the Trustee shall use the composition and weightings of the Securities as of such date for the purpose and determination of all redemptions or other required uses of the basket.

         (g) The Trustee will direct its securities transactions only to brokers or dealers, which may include affiliates of the Trustee, from whom it expects to obtain the most favorable prices for execution of orders. The net proceeds of any sales of Securities shall either be reinvested in accordance with Section 2.04 or distributed in accordance with Section 3.07.

         (h) After the Initial Date of Deposit, on each Business Day thereafter (each such day an "Adjustment Day"), the number of shares and/or identity of each of the Index Securities in a Portfolio Deposit will be adjusted in accordance with the following procedure. At the close of the market on each Adjustment Day, the Trustee will calculate the net asset value of the Trust as provided in Section 5.01. The net asset value will be divided by the number of outstanding DIAMONDS, then multiplied by the number of DIAMONDS in one Creation Unit size aggregation, resulting in a net asset value per Creation Unit (the "NAV Amount"). The Trustee will then calculate the number of shares (without rounding) of each of the component stocks of the DJIA in a Portfolio Deposit for the following Business Day ("Request Day"), such that (1) the market value at the close of the market on Adjustment Day of the securities to be included in the Portfolio Deposit on Request Day, together with the Dividend Equivalent Payment effective for requests to create or redeem on Adjustment Day, will equal the NAV Amount and (2) the identity and price weighting of each of the securities in a Portfolio Deposit will mirror proportionately, to the extent practicable, the identity and price weighting of the securities in the DJIA, each as in effect on Request Day. For each security, the number resulting from such calculation will be rounded down to the nearest whole share. The identities and number of shares of the securities so calculated will constitute the securities portion of the Portfolio Deposit effective on Request Day and thereafter until the next subsequent Adjustment Day, as well as the Securities to be delivered by the Trustee in the event of request for redemption of DIAMONDS in Creation Unit size aggregations on Request Day and thereafter until the following Adjustment Day pursuant to Section 5.02. In addition to the foregoing adjustments, in the event that there shall occur a stock split, stock dividend, or other corporate action with respect to any Index Security that results in an adjustment to the DJIA Index divisor, the Portfolio Deposit in effect on the day prior to the effective day of the adjustment to the DJIA Index divisor shall be adjusted to take account of such stock split, stock dividend, or other corporate action by adjusting the price of the Index Security so affected to reflect the impact of such stock split, stock dividend, or other corporate action before applying the actions set forth in (1) and (2) of this subsection (h); in each such case each Index Security will be rounded down to the nearest whole share.

         (i) On Request Day and on each day that a request for the creation or redemption of DIAMONDS in Creation Unit size aggregations is made, the Trustee will calculate the market value of the securities portion of the Portfolio Deposit as in effect on Request Day as of the close of the market and add to that amount the Dividend Equivalent Payment effective for requests to create or redeem on Request Day (such market value and Dividend Equivalent Payment are collectively referred to herein as the "Portfolio Deposit Amount"). The Trustee will then calculate the NAV Amount, based on the close of the market on Request Day. The difference between the NAV Amount so calculated and the Portfolio Deposit Amount shall be the "Balancing Amount". The Balancing Amount serves the function of compensating for any differences between the value of the Portfolio Deposit Amount and the NAV Amount at the close of trading on Request Day due to, for example, (1) differences in the market value of the securities in the Portfolio Deposit and the market value of the Securities on Request Day and

(2) any variances of the actual Portfolio Deposit from the proper composition of the Portfolio Deposit due to rounding.

         (j) Notwithstanding the foregoing, on any Adjustment Day on which no change in the identity and/or price weighting of any Index Security is scheduled to take effect that would cause the DJIA divisor to be adjusted after the close of the market on such Business Day,/*/ the Trustee reserves the right to forego making any adjustment to the Securities portion of the Portfolio Deposit and to use the composition and price weightings of the Index Securities for the most recently effective Portfolio Deposit for the Request Day following such Adjustment Day. Notwithstanding the foregoing, the amount of the Cash Component shall at all times be determined in accordance with the procedures set forth above. In addition, the Trustee further reserves the right to calculate the adjustment to the price weighting and/or identity of the Index Securities in a Portfolio Deposit as described above except that such calculation would be employed for two (2) Business Days rather than one (1) Business Day prior to Request Day.

         (k) As previously discussed, the Dividend Equivalent Payment and the Balancing Amount in effect at the close of business on Request Date are collectively referred to as the Cash Component or the Cash Redemption Payment. If the Balancing Amount is a positive number (i.e., if the NAV Amount exceeds the Portfolio Deposit Amount) then with respect to the creation of DIAMONDS, the Balancing Amount shall increase the Cash Component of the then

---------------
/*/ Dow Jones publicly announces any change in identity of the DJIA component securities two (2) or three (3) trading days in advance of the implementation of such change on the following Business Day.

effective Portfolio Deposit, and with respect to redemptions of DIAMONDS in Creation Unit size aggregations, the Balancing Amount shall be added to the cash transferred to a redeemer by the Trustee. If the Balancing Amount is a negative number (i.e. if the NAV Amount is less than the Portfolio Deposit Amount), then with respect to the creation of DIAMONDS such amount shall decrease the Cash Component of the then effective Portfolio Deposit or, if such cash portion is less than the Balancing Amount, the difference shall be paid by the Trustee to the creator, and with respect to redemptions of DIAMONDS in Creation Unit size aggregations, the Balancing Amount shall be deducted from the cash transferred to the redeemer or, if such cash is less than the Balancing Amount, the difference shall be paid by the redeemer to the Trustee.

         (l) In making the adjustments described above, the Trustee will rely on industry sources generally available for information as to the composition and price weightings of the Index Securities. If the Trustee becomes incapable of obtaining or processing such information or NSCC is unable to receive such information from the Trustee on any Business Day, then the Trustee shall use the composition and price weightings of the Index Securities for the most recently effective Portfolio Deposit for the purposes of all adjustments and determinations described herein (including, without limitation determination of the securities portion of the Portfolio Deposit) until the earlier of (a) such time as current information with respect to the Index Securities is available or
(b) three (3) consecutive Business Days have elapsed. If such current information is not available and three (3) consecutive Business Days have elapsed, the composition and price weightings of the Securities shall be used for the purposes of all adjustments and determinations herein (including, without limitation, determination of the securities portion of the Portfolio Deposit) until current information with respect to the Index Securities is available.

         (m) If the Trustee shall determine, in its discretion, that an Index Security is likely to be unavailable or available in insufficient quantity for delivery upon the creation of DIAMONDS in Creation Unit size aggregations for the following Business Day or for any period thereafter, the Trustee shall have the right to include the cash equivalent value of such Index Security determined in accordance with the protocols listed in Section 4.01 hereof in the Portfolio Deposit as a part of the Cash Component, in lieu of the inclusion of such Index Security in the securities portion of such Portfolio Deposit. In the event that such a determination is made, the Portfolio Deposit so constituted shall dictate the Index Securities to be delivered in connection with the creation of DIAMONDS in Creation Unit size aggregations for all purposes hereunder until such time as the securities portion of the Portfolio Deposit is subsequently adjusted.

         (n) In connection with creation of DIAMONDS, if an investor is restricted by regulation or otherwise from investing or engaging in a transaction in one or more Index Securities, the Trustee, in its discretion, shall have the right to include the cash equivalent value of such Index Securities (determined in accordance with the protocols listed in Section 4.01 hereof) in the Portfolio Deposit as part of the Cash Component in lieu of the inclusion of such Index Securities in the securities portion of the Portfolio Deposit for the affected investor. The amount of such cash equivalent payment shall be used by the Trustee in accordance with the foregoing guidelines regarding permissible amounts of cash. In such cases, the Trustee, to effectuate the policy described above, may purchase the appropriate number of shares of the Index Security that the investor was unable to purchase. In any such case an investor shall pay the Trustee the standard Transaction Fee plus an additional amount not to exceed 3 times the standard Transaction Fee.

          Section 2.05  Bank Accounts.  The Trustee shall open and maintain a
                        -------------
separate bank account or accounts in the banking department of the Trustee in the name, and for the benefit, of the Trust, subject only to draft or order by the Trustee acting pursuant to the terms of this Agreement, and shall hold in such account or accounts all cash received by it from or for the account of the Trust. Each Series of the Trust shall be separately identified and shall have an account or accounts unique to it.

                                  ARTICLE III
                            Administration of Trust
                            -----------------------

          Section 3.01.  Collection of Income.  (a) The Trustee shall collect,
                         --------------------
or claim on, any Income on the Securities as it becomes payable (including the Dividend Equivalent Payment and that part of the proceeds of the sale or liquidation of any of the Securities which represents accrued dividends or distributions and capital gains thereon). Income so collected shall be held uninvested until distributed pursuant to the provisions of this Agreement. The Trustee shall accrue all Income to the Trust as of the date on which the Trust is entitled to such Income as a holder of record of the Securities.

         (b) The Trustee may, in its discretion, sell securities pursuant to
Section 3.06 or advance out of its own funds such amounts as may be necessary to permit distributions pursuant to Section 3.04 and payments in respect of the redemption of DIAMONDS in Creation Unit size aggregations pursuant to Section
5.02. The Trustee shall pay to itself the amounts which it is entitled to receive as reimbursement for amounts advanced pursuant to the preceding sentence, by deducting such amounts from the Income on the Securities when funds are available. The Trustee will reimburse itself in the amount of such advance, plus Federal Reserve Board requirements, together with interest thereon at a percentage rate equal to then current overnight federal funds rate, by deducting such amounts from (1) dividend payments or other income of the Trust when such payments or other income is received, (2) the amounts earned or benefits derived by the Trustee on cash held by the Trustee for the benefit of the Trust, and (3) the sale of Securities. In the event any such advance remains outstanding for more than forty-five (45) Business Days, the Trustee shall sell Securities to reimburse itself for such advance and any accrued interest thereon. The Trustee shall be deemed to be the beneficial owner of the Income payments in question to the extent of all amounts advanced by it pursuant to this Section 3.01(b), and such advances shall be secured by a lien on the Trust.

          Section 3.02.  Collection of Other Moneys.  All moneys other than
                         --------------------------
amounts received by the Trustee in respect of the Securities under this Agreement as described in

Section 3.01 or reinvested in the purchase of Index Securities as provided in
Section 2.04 (including, but not limited to, the Balancing Amount and all moneys realized by the Trustee from the sale of options, warrants or other similar rights received in respect of the Securities representing dividends or distributions thereon), including any capital gains dividends, shall be credited to the Trust in accordance with generally accepted accounting principles; provided, however, that moneys which are required to cover the price of securities purchased by the Trust but not yet delivered shall be held for such purchase. Moneys so collected shall be held uninvested. Any moneys collected other than amounts collected pursuant to Section 3.01 in respect of the Securities may be reinvested in additional Securities in lieu of distributions of dividend payments and other income, if necessary, as provided in Section 3.04.

          Section 3.03.  Establishment of Reserves.  From time to time the
                         -------------------------
Trustee may, as required by generally accepted accounting principles, establish reserves for any applicable taxes or other governmental charges that may be payable out of the Trust Fund. The Trustee shall not be required to transmit to the Depository for distribution to Beneficial Owners as described in Section
3.11 any of the amounts held in such reserves; provided, however, that if the Trustee, in its sole discretion, determines that such amounts are no longer necessary for payment of any applicable taxes or other governmental charges, then such amounts shall no longer be considered to be held in such reserves. If the Trust Fund has been terminated or is in the process of termination, the Trustee shall transmit to the Depository for distribution to Beneficial Owners as described in Section 3.11 such Beneficial Owners' interest in the amounts previously reserved in accordance with Section 9.01.

          Section 3.04.  Certain Deductions and Distributions.  (a) On each
                         ------------------------------------
Business Day, the Trustee shall deduct from moneys held as described above and pay to itself individually the amounts that it is at the time entitled to receive pursuant to Sections 8.01 and 8.04 on account of its services performed, in accordance with the fee schedule set forth below (based on the net asset value of the Trust on such Business Day). Expenses of the Trust will be annualized and accrued on each Business Day.

         (b) The following charges are or may be accrued and paid by the Trust:

         The (1) Trustee's fees as set forth below, (2) fees payable to transfer agents for the provision of transfer agency services, if any,; (3) fees of the Trustee for extraordinary services performed under this Agreement; (4) various governmental charges; (5) any taxes, fees and charges payable by the Trustee with respect to DIAMONDS (whether in Creation Unit size aggregations or otherwise); (6) expenses and costs of any action taken by the Trustee Indemnified Party or the Sponsor Indemnified Party to protect the Trust and the rights and interests of Beneficial Owners of DIAMONDS (whether in Creation Unit size aggregations or otherwise); (7) indemnification of the Trustee or the Sponsor for any losses, liabilities or expenses incurred by it in the administration of the Trust without gross negligence, bad faith, wilful misconduct, wilful malfeasance on their part or reckless disregard of their obligations and duties; (8) expenses incurred in contacting Beneficial Owners of DIAMONDS both during the life of the Trust and upon termination of the Trust; and (9) other out-of-pocket expenses of the

Trust not otherwise stated above incurred pursuant to actions permitted or required under this Agreement or the Indenture.

         (c) In addition to those discussed above, the following expenses will be charged to the Trust: (i) reimbursement to the Sponsor of amounts paid by it to Dow Jones in respect of annual licensing fees due under the License Agreement pursuant to Section 10.03, (ii) federal and state annual fees in keeping the registration of DIAMONDS on a current basis pursuant to Section 10.02 for the issuance of DIAMONDS, (iii) expenses of the Sponsor relating to the printing and distribution of marketing materials describing DIAMONDS and the Trust (including but not limited to, associated legal, consulting, advertising and marketing costs and other out-of-pocket expenses), and (iv) initial fees and expenses totaling approximately $300,000, in connection with the organization of the Trust ("Initial Costs"), which will be capitalized and amortized ratably over five years on a straight-line basis unless (1) the Trust is sooner terminated, in which case all amounts still due and owing shall be payable to the Trustee from the assets of the Trust or (2) by law or regulation the Trust is required to amortize such Initial Costs over a period of time shorter than five years, in which case the Trustee shall follow the requisite time period for such amortization./*/

---------------
/*/ In accordance with the provisions of the exemptive order granted by the Commission in Release IC-22979 dated December 30, 1997 (the "Order"), the expenses listed in clauses (i), (ii), (iii) and (iv) above may only be charged by the Trustee to the Trust in an amount equal to their actual costs, but in no case may exceed 20 basis points (20/100 of 1%) of the net asset value of the Trust per year. Further, if in any one year such cost exceeds such 20 basis point limit, the Sponsor shall absorb such excess costs and shall not authorize the Trustee to carry such excess forward into the following calendar year.

         (d) The Sponsor reserves the right to charge the Trust a special sponsor fee from time to time, pursuant to the provisions of Section 8.01(k), in reimbursement for certain services it may provide to the Trust which would otherwise be provided by the Trustee in an amount not to exceed the actual cost of providing such services. The Sponsor or the Trustee from time to time may voluntarily assume some expenses or reimburse the Trust so that total expenses of the Trust are reduced, although neither the Sponsor nor the Trustee is obligated to do so and either one or both parties may discontinue such voluntary assumption of expenses or reimbursement at any time without notice.

         (e) The Sponsor intends to monitor the actual expenses of the Trust, and may choose to reimburse the Trust for or assume some or all of the expenses and charges mentioned above in order to assure that the Trust remains economically attractive to current as well as prospective investors, but the Sponsor is not obligated to do so for any period of time. In the event the Sponsor chooses to so reimburse or assume certain expenses on behalf of the Trust, the Sponsor shall have the right to be repaid the amount of any such reimbursement or assumption to the extent that subsequently during the year expenses fall below the 20/100 of 1% per annum level on any given day.

         (f) If the income received by the Trust in the form of dividends and other distributions on the Securities is insufficient to cover these above-mentioned expenses, the Trustee may make advances to the Trust to cover the expenses discussed above; otherwise the Trustee may sell Securities in an amount sufficient to pay such expenses. The Trustee will reimburse itself in the amount of any such advance, including those advances made pursuant to Section 3.01(b), together with interest thereon at a percentage rate equal to the then current overnight federal funds rate plus Federal Reserve Board requirements, by deducting such amounts from (1) dividend payments or other income of the Trust when such payments or other income is received, (2) the amounts earned or benefits derived by the Trustee on cash held by the Trustee for the benefit of the Trust, and (3) the sale of Securities. Notwithstanding the foregoing, in the event that any advance remains outstanding for more than forty-five (45) Business Days, the Trustee shall sell Securities to reimburse itself for the amount of such advance and any accrued interest thereon. Such advances will be secured by a lien on the assets of the Trust in favor of the Trustee. The expenses of the Trust will be reflected in the net asset value of the Trust.

         (g) For services performed under the Trust Agreement, the Trustee will be paid by the Trust a fee at an annual rate of 11/100 of 1% to 15/100 of 1% of the net asset value of the Trust, as shown below, such percentage amount to vary depending on the net asset value of the Trust, plus or minus the Adjustment Amount (as hereinafter defined). Such compensation will be computed on each Business Day on the basis of the net asset value of the Trust on such day, and the amount thereof shall be accrued daily and paid quarterly.

   TRUSTEE FEE SCALE*
   -----------------


    Net Asset Value                     Fee as a Percentage of Net
      of the Trust                       Asset Value of the Trust
     --------------                     --------------------------

0 - $499,999,999               15/100 of 1% per annum plus or minus the
                               Adjustment Amount

$500,000,000 - $999,999,999    13/100 of 1% per annum plus or minus the
                               Adjustment Amount

$1,000,000,000 and above       11/100 of 1% per annum plus or minus the
                               Adjustment Amount

------------------
* During the first two years of operation of the Trust, the Trustee's fee shall be reduced to 12/100 of 1% per annum plus or minus the Adjustment Amount for any day on which the net asset value of the Trust is below $350,000,000. The fee indicated applies to that portion of the net asset value of the Trust which falls in the size category indicated.

        (h) Notwithstanding the fee schedule set forth in the table above, in the fourth year of the Trust's operation and in subsequent years, the Trustee's minimum fee shall be $400,000 per annum, as adjusted by the CPI-U to take effect at the beginning of the fourth year and each year thereafter. The Adjustment Amount shall be calculated at the end of each quarter commencing April 30, 1998 and applied against the Trustee's fee for the following quarter. The Adjustment Amount is an amount which is intended, depending upon the circumstances, either to (x) reduce the Trustee's fee by the amount that Transaction Fees paid on creation and redemption exceed the costs of those activities, and by the amounts of excess earnings on cash held for the benefit of the Trust or (y) increase the Trustee's fee by the amount that the Transaction Fee (plus additional amounts paid in connection with creations or redemptions outside the DIAMONDS Clearing Process), if any, paid on creations or redemptions, falls short of the actual costs of such activities. Therefore, the "Adjustment Amount" shall equal the sum of (z) the amount of the Transaction Fees paid to the Trustee during the most recent quarter, net of the expenses of issuance and settlement incurred in processing the associated creations and redemptions (which expenses shall include but not be limited to the cost of transactions with the Depository, telephone and other costs incurred in processing creation and redemption information with NSCC, direct systems hardware and software costs as well as telephone and other costs associated with taking and processing orders from Participants, collectively referred to herein as the "Processing Costs"), plus (zz) the amounts earned or benefits derived by the Trustee during the previous quarter in respect of cash held by the Trustee for the benefit of the Trust not otherwise utilized or expended for the benefit of the Trust. If in any quarter the Adjustment Amount exceeds the fee payable to the Trustee for such quarter as set forth above, the Trustee shall use such excess amount to reduce other Trust expenses, subject to certain federal tax limitations. To the extent that the amount of such excess exceeds the Trust's expenses for such quarter, any remaining excess shall be retained by the Trustee as part of its compensation. If in any quarter the total amount of the Processing Costs calculated in accordance with subparagraph
(z) above exceed the sum of (1) the amounts received by the Trustee as Transaction Fees, (2) the additional amounts paid in connection with creations or redemptions outside the DIAMONDS Clearing Process, if any, and (3) the excess earnings on cash held by the Trust calculated in accordance with subparagraph
(zz) above, then the Trustee shall be entitled to augment the Trustee's Fee by such sum. The Transaction Fee and any additional amounts prescribed in the Registration Statement shall be payable to the Trustee for each Creation Unit size aggregation of

DIAMONDS created pursuant to Sections 2.02, 2.03 and 2.04 and for each Creation Unit size aggregation of DIAMONDS tendered for redemption pursuant to Section 5.02.

        (i) The Trustee shall compute on a daily basis the dividends accumulated and declared for the Securities within each Accumulation Period. The regular monthly ex-dividend date for DIAMONDS will be the third Friday in each calendar month, commencing in April, 1998, unless such day is not a Business Day, in which case the ex-dividend date will be the immediately preceding Business Day (the "Ex-Dividend Date"). Beneficial Owners as reflected on the records of the Depository and the DTC Participants on the second (2nd) Business Day following the Ex-Dividend Date (the "Record Date") will be entitled to receive an amount representing dividends accumulated on the Securities through such Ex-Dividend Date, net of fees and expenses, accrued daily for such period. For the purposes of all dividend distributions, dividends per DIAMOND Unit will be calculated at least to the nearest 1/100th of $0.01. On each Record Date, the Trustee shall compute the aggregate amount of funds to be distributed through the Depository to Beneficial Owners as described in Section
3.11 on the Monday preceding the third (3rd) Friday in the next calendar month following each such Ex-Dividend Date, unless such day is not a Business Day, in which case the funds shall be distributed on the next following Business Day (the "Dividend Payment Date") by deducting from available cash as of the close of business on the Dividend Payment Date the amount of (a) cash required for the redemption of unredeemed tendered DIAMONDS in Creation Unit size aggregations and (b) the sum of the amounts to be deducted on or before such Dividend Payment Date and pursuant to the foregoing provisions of this Section 3.04. On each Dividend Payment Date, the Trustee shall distribute to the Depository the aggregate amount of funds to be distributed to each Beneficial Owner pursuant to this Section 3.04 as described in Section 3.11.

        (j) Distribution of funds made to the Depository for distribution to Beneficial Owners as described in Section 3.11 with respect to moneys received by the Trust other than Income shall be made at least annually as described below.

        (k)  The proceeds of any sale of Securities sold pursuant to Section
3.06 shall be used, subject to the provisions of such Section 3.06, to purchase shares of Index Securities pursuant to Section 2.04 in lieu of a distribution of capital as provided in this Section 3.04.

        (l) The Trustee further reserves the right to declare special dividends if, in its reasonable discretion, such action is necessary or advisable to preserve the status of the Trust as a Regulated Investment Company or to avoid imposition of income or excise taxes on undistributed income.

        (m) The Trustee further reserves the right to vary the frequency with which periodic distributions are made (e.g., from monthly to quarterly) if it is determined by the Sponsor and the Trustee, in their discretion, that such a variance would be advisable to facilitate compliance with the rules and regulations applicable to Regulated Investment Companies or would otherwise be advantageous to the Trust. Notice of any such variance (which notice shall include changes to the Record Date, the Ex-Dividend Date and the accumulation period resulting from such variance) shall be provided to Beneficial Owners via the Depository and the DTC Participants.

        (n) During the term of the Trust, the Trustee and the Sponsor shall undertake to ensure that the Trustee is adequately and reasonably compensated for its services hereunder. In the event that the Trustee and the Sponsor agree that additional compensation to the Trustee is warranted and appropriate to the Trustee, subject to the agreement of the Sponsor, the Trustee may be paid an additional compensation over and above the fees described above either (i) directly from the Sponsor or (ii) from the Trust subject to approval by the Beneficial Owners of 51% or more of the then outstanding DIAMONDS Units.

         Section 3.05.  Statements and Reports.  After the end of each fiscal
                        -----------------------
year and within the time period required by applicable laws, rules and regulations, the Trustee will furnish to the DTC Participants for distribution to each person who was a Beneficial Owner of DIAMONDS at the end of such fiscal year, an annual report of the Trust containing financial statements audited by independent accountants of nationally recognized standing and such other information as may be required by such laws, rules and regulations.

         Section 3.06.  Purchase and Sale of Securities.  (a)  The Trustee shall
                        -------------------------------
be required to purchase or sell Index Securities to conform the Portfolio to changes in the DJIA as described in Section 2.04. The Trustee shall calculate the adjustments to the Portfolio and place the appropriate buy or sell orders at such times and in the manner so prescribed in Section 2.04.

        (b) The Trustee intends to make additional distributions with respect to moneys received by the Trust other than Income to the minimum extent necessary (i) to distribute the entire annual investment company taxable income of the Trust, plus any net capital gains (from sales of Securities in connection with adjustments to the Portfolio or to generate cash for such distributions), and (ii) to avoid imposition of the excise tax imposed by section 4982 of the Internal Revenue Code or any successor provision or any similarly imposed tax on income or gains.

        (c) The Trustee is empowered, in its discretion, to sell the requisite amount of Securities held in the Trust Fund to permit the payment of distributions pursuant to Section 3.04 in the event that the Trustee has insufficient amounts available in the Trust Fund to make such distributions. The Trustee shall not be responsible in any way for depreciation or loss incurred by reason of such sale.

         Section 3.07.  Substitute Securities.  In the event that an offer by
                        ---------------------
the issuer of any of the Securities held in the Portfolio shall be made to issue new securities in exchange or substitution for any issue of Securities, the Trustee shall not accept such offer or take any other action with respect thereto until such time as it has been determined that the securities of the issuer will be removed from the DJIA. In the event that a security of an issuer is removed from the DJIA as a result of the consummation of merger or acquisition activity of such issuer and the Trust receives cash in exchange for the Security of such issuer held in the Portfolio, the Trustee shall reinvest such cash in Index Securities as provided in Section 2.04. If the Trust receives any securities in exchange for the Security of the issuer held in the Portfolio and removed from the DJIA, and such securities received in exchange are not included in the DJIA, the Trustee shall sell such securities as soon as practicable and reinvest the proceeds of the sale in the new Index Securities as provided in
Section 2.04. The purchases and sales of Securities for the Trust Portfolio pursuant to this Section 3.07 shall be subject to the terms and conditions of this Agreement to the same extent as Portfolio Deposits. The Trustee shall not be liable or responsible in any way for any loss incurred by reason of a purchase or sale pursuant to this Section 3.07.

         Section 3.08.  Counsel.  The Trustee may employ from time to time
                        -------
counsel to act on behalf of the Trust and perform any legal services in connection with the Securities and the Trust, including any legal matters relating to the possible disposition or acquisition of any Securities pursuant to any provision hereof. The fees and expenses of such counsel shall be paid by the Trustee from the assets of the Trust.

         Section 3.09.  Sale by Trustee.  (a) Notwithstanding any provision
                        ---------------
contained in this Agreement, the Trustee shall not sell any Securities in the Portfolio unless such sale is required as a Portfolio Adjustment pursuant to and in accordance with Section 2.04 or is otherwise permitted in accordance with the provisions of Sections 3.01(b), 3.04(f), 3.06, 3.07, 5.02(e) or 8.04(b).

        (b) If at any time the issuer of any Security fails to pay or declare an anticipated dividend or interest and provision for such payment has not been duly made, or there has been a material event affecting an issuer's Security, the Trustee may not sell such Securities unless and until such Securities are removed from the DJIA or as otherwise permitted in accordance with Sections 3.06 and 3.07. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of such sale or the failure to make such a sale.

         Section 3.10.  Action by Trustee Regarding Voting.  The Trustee shall
                        ----------------------------------
have the exclusive right to vote all of the voting Securities of the Trust, and shall vote each of the Securities in the same proportion as all shares of each such Security are voted by all the shareholders of each such Security to the extent permissible, but if not permitted, shall abstain from voting. The Trustee shall not be liable to any person for any action or failure to take action with respect to this Section 3.10.

         Section 3.11.  Book-Entry-Only System; Global Security.  (a)  The
                        ---------------------------------------
Depository will act as securities depository for DIAMONDS. DIAMONDS will be represented by a single Global Security, which will be registered in the name of Cede & Co., as nominee for the Depository and deposited with, or on behalf of, the Depository. Certificates will not be issued for DIAMONDS. The Global Security shall either be (1) in the form attached hereto as Exhibit B or (2) in a form substantially similar to the form in Exhibit C that shall represent such DIAMONDS as shall be specified therein and may provide that it shall represent the aggregate amount of outstanding DIAMONDS from time to time endorsed thereon and that the aggregate amount of outstanding DIAMONDS represented thereby may from time to time be reduced or increased to reflect exchanges. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of outstanding DIAMONDS represented thereby shall be made in such manner and upon instructions given by the Trustee as specified in the Depository Agreement.

        (b) The Trustee shall authenticate and deliver one or more Global Securities that (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the outstanding DIAMONDS to be represented by one or more Global Securities, (ii) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository, (iii) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instruction, and (iv) shall bear a legend substantially to the following effect: "Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is required by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

        (c)  The Depository has advised the Sponsor and the Trustee as follows:
The Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depository was created to hold securities of its participants (the "DTC Participants") and to facilitate the clearance and settlement of securities transactions among the DTC Participants in such securities through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depository./*/ Access to the Depository system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (the "indirect Participants"). The Depository agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.

        (d) Upon the settlement date of any creation, transfer or redemption of DIAMONDS, the Depository will credit or debit, on its book-entry registration and transfer

---------------
/*/ As of December 31, 1997, the Exchange owned 4.68347 of the issued and outstanding shares of common stock of the Depository and an affiliate of the Exchange, AMEX Clearing Corp., owned 0.00188 of the issued and outstanding shares of common stock of the Depository and the Trustee owned 4.35685% of the issued and outstanding shares of common stock of the Depository.

system, the amount of DIAMONDS so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The accounts to be credited and charged shall be designated by the Trustee to NSCC, in the case of a creation or redemption through the DIAMONDS Clearing Process, or by the Trustee and the DTC Participant, in the case of a creation or redemption transacted outside of the DIAMONDS Clearing Process. Beneficial ownership of DIAMONDS will be limited to DTC Participants, indirect Participants and persons holding interests through DTC Participants and indirect Participants. Ownership of beneficial interests in DIAMONDS (owners of such beneficial interests are referred to herein as "Beneficial Owners") will be shown on, and the transfer of ownership will be effected only through, records maintained by the Depository (with respect to DTC Participants) and on the records of DTC Participants (with respect to indirect Participants and Beneficial Owners that are not DTC Participants or indirect Participants). Beneficial Owners are expected to receive from or through the DTC Participant a written confirmation relating to their purchase of DIAMONDS.

        (e) So long as Cede & Co., as nominee of the Depository, is the registered owner of DIAMONDS, references herein to the registered or record owners of DIAMONDS shall mean Cede & Co. and shall not mean the Beneficial Owners of DIAMONDS. Beneficial Owners of DIAMONDS will not be entitled to have DIAMONDS registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered the record or registered holder thereof under the Trust Agreement. Accordingly, each Beneficial Owner must rely on the procedures of the DTC Participant or Depository and, if such Beneficial Owner is not a DTC Participant, on the procedures of the indirect Participant through which such Beneficial Owner holds its interests, to exercise any rights of a holder of DIAMONDS under the Trust Agreement. The Trustee and the Sponsor understand that under existing industry practice, in the event the Trustee requests any action of DIAMONDS holders, or a Beneficial Owner desires to take any action that the Depository, as the record owner of all outstanding DIAMONDS, is entitled to take, the Depository would authorize the DTC Participants to take such action and that the DTC Participants would authorize the indirect Participants and Beneficial Owners acting through such DTC Participants to take such action or would otherwise act upon the instructions of Beneficial Owners owning through them.

        (f) As described above, the Trustee will recognize the Depository or its nominee as the owner of all DIAMONDS for all purposes except as expressly set forth in this Agreement. Conveyance of all notices, statements and other communications to Beneficial Owners will be effected as follows. Pursuant to the Depository Agreement, the Depository is required to make available to the Trustee upon request and for a fee to be charged to the Trust a listing of the DIAMONDS Unit holdings of each DTC Participant. The Trustee shall inquire of each such DTC Participant as to the number of Beneficial Owners holding DIAMONDS, directly or indirectly, through such DTC Participant. The Trustee shall provide each such DTC Participant with sufficient copies of such notice, statement or other communication, in such form, number and at such place as such DTC Participant may reasonably request, in order that such notice, statement or communication may be transmitted by such DTC Participant, directly or indirectly, to such Beneficial Owners. In addition, the Trust shall pay to each such DTC Participant an amount as reimbursement for the expenses attendant to such transmittal, all subject to applicable statutory and regulatory requirements.

        (g) DIAMONDS Unit distributions shall be made to the Depository or its nominee, Cede & Co., as the registered owner of all DIAMONDS. The Trustee and the Sponsor expect that the Depository or its nominee, upon receipt of any payment of distributions in respect of DIAMONDS, shall credit immediately DTC Participants' accounts with payments in amounts proportionate to their respective beneficial interests in DIAMONDS as shown on the records of the Depository or its nominee. The Trustee and the Sponsor also expect that payments by DTC Participants to indirect Participants and Beneficial Owners of DIAMONDS held through such DTC Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a "street name," and will be the responsibility of such DTC Participants. Neither the Trustee nor the Sponsor will have any responsibility or liability for any aspects of the records relating to or notices to Beneficial Owners, or payments made on account of beneficial ownership interests in DIAMONDS, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and the DTC Participants or the relationship between such DTC Participants and the indirect Participants and Beneficial Owners owning through such DTC Participants.

        (h) The Depository may determine to discontinue providing its services with respect to DIAMONDS at any time by giving notice to the Trustee and the Sponsor and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Trustee and the Sponsor shall take action either to find a replacement for the Depository to perform its functions at a comparable cost or, if such a replacement is unavailable, to terminate the Trust as provided in Article IX.

                                   ARTICLE IV
                            Evaluation of Securities
                            ------------------------

         Section 4.01.  Evaluation of Securities.  The Trustee shall make
                        ------------------------
available to NSCC prior to the commencement of trading on each Business Day a list of the names and required number of shares of each of the Index Securities in the current Portfolio Deposit as well as the amount of the Dividend Equivalent Payment for the previous Business Day. Under certain extraordinary circumstances which may make it impossible for the Trustee to provide such information to NSCC on a given Business Day, NSCC shall use the information regarding the identity and required number of shares of the Index Securities of the Portfolio Deposit on the previous Business Day. Any such determination shall be effective for all creations and redemptions made at the close of the Business Day of such creations and redemptions. The evaluation with respect to the aggregate value of the Securities as used in calculating the net asset value of the Trust shall be made as follows: If the Securities are listed on one or more national securities exchanges, such evaluation shall generally be based on the closing sale price on that day (unless the Trustee deems such price inappropriate as a basis for evaluation) on the exchange which is deemed to be the principal market therefor (the New York or American Stock

Exchange, if the securities are listed thereon) or, if there is no such appropriate closing sale price on such exchange, at the closing bid price (unless the Trustee deems such price inappropriate as a basis for evaluation). If the Securities are not so listed or, if so listed and the principal market therefor is other than on such exchange or there is no such closing bid price available, such evaluation shall generally be made by the Trustee in good faith based on the closing price on the over-the-counter market (unless the Trustee deems such price inappropriate as a basis for evaluation) or if there is no such appropriate closing price, (a) on current bid prices, (b) if bid prices are not available, on the basis of current bid prices for comparable securities, (c) by the Trustee's appraising the value of the securities in good faith on the bid side of the market, or (d) by any combination thereof.

         Section 4.02.  Responsibility of the Trustee.  The Sponsor and the
                        -----------------------------
Beneficial Owners may rely on any evaluation furnished by the Trustee and the Sponsor shall have no responsibility for the accuracy thereof. The determinations made by the Trustee hereunder shall be made in good faith upon the basis of, and the Trustee shall not be liable for any errors contained in, information reasonably available to it. The Trustee shall be under no liability to the Sponsor, or to Beneficial Owners, for errors in judgment, provided, however, that this provision shall not protect the Trustee against any liability to which it would otherwise be subject by reason of wilful misfeasance, wilful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

         Section 4.03.  Continued Qualification as Regulated Investment Company.
                        ------------------------------------------------------
The Trustee shall perform such reviews, file such reports or take any and all such action as it is advised by counsel or accountants employed by the Trustee as required in order to continue the qualification of the Trust as a Regulated Investment Company.

                                   ARTICLE V

             Trust Fund Evaluation and Redemption of Creation Units
             ------------------------------------------------------

         Section 5.01.  Trust Fund Evaluation.  As of the Evaluation Time (1) on
                        ---------------------
each Business Day and (2) upon termination of the Trust, the Trustee shall, in determining the net asset value of the Trust:

 (a) subtract all Liabilities (including accrued expenses and dividends payable) from the total value of the Trust's investments and other assets and (b) divide the resulting figure by the total number of outstanding DIAMONDS. The resulting figure is herein called a "Trust Fund Evaluation." The amount of cash held by the Trust (including dividends receivable on stocks trading ex-dividend) is computed as of such Evaluation Time (a) on each day on which DIAMONDS in Creation Unit size aggregations are tendered for redemption and (b) on any other day desired by the Trustee.

         Section 5.02.  Redemption of DIAMONDS in Creation Unit Size
                        --------------------------------------------
Aggregations.  (a) DIAMONDS in Creation Unit size aggregations will be
------------
redeemable in kind when such Creation

Unit size aggregation is in the account of a single DTC Participant by submitting a request for redemption to the Trustee in the manner specified below.

        (b) Requests for redemptions of Creation Units may be made on any Business Day to the Trustee through the DIAMONDS Clearing Process. Requests for redemptions of Creation Units may also be made directly to the Trustee outside the DIAMONDS Clearing Process. Requests for redemption shall not be made to the Distributor. In the case of redemptions made through the DIAMONDS Clearing Process, the Transaction Fee will be deducted from the amount delivered to the redeemer and in case of redemptions tendered directly to the Trustee outside the DIAMONDS Clearing Process, an additional amount not to exceed three (3) times the Transaction Fee applicable for a Creation Unit, will be deducted from the amount delivered to the redeemer due in part to the increased expense associated with delivery outside the DIAMONDS Clearing Processes. In all cases, both the tender of DIAMONDS for redemption and distributions to the redeemer in respect of DIAMONDS redeemed will be effected through the Depository and the relevant DTC Participant(s) to the Beneficial Owner thereof as recorded on the book entry system of the Depository or the relevant DTC Participant, as the case may be.

        (c) The Trustee will transfer to the redeemer via the Depository and the relevant DTC Participant(s) a portfolio of securities for each Creation Unit size aggregation of DIAMONDS delivered, in most cases (other than as provided in subsections (g) and (h) hereof) identical in price weightings and composition to the securities portion of a Portfolio Deposit as in effect on the date a request for redemption is made, other than at such time as notice of the termination of the Trust is given, in which case the portfolio of securities so delivered shall be identical in price weightings and composition to the Securities in the Trust on the date of such notice. The Trustee will also transfer via the relevant DTC Participant(s) to the redeeming Beneficial Owner in cash the "Cash Redemption Payment", which on any given Business Day is an amount in most cases identical to the amount of the Cash Component and is equal to a proportional amount of the following: dividends, on a per Creation Unit basis, on all the Securities for the period through the date of redemption, net of expenses for such period (including, without limitation, (x) taxes or other governmental charges against the Trust not previously deducted if any, and (y) accrued fees of the Trustee and other expenses of the Trust (including legal and auditing expenses) and other expenses not previously deducted, as if all the Securities had been held for the entire Accumulation Period for such distribution, plus or minus the Balancing Amount. To the extent that any amounts payable to the Trust by the redeeming Beneficial Owner exceed the amount of the Cash Redemption Payment, such Beneficial Owner shall be required to deliver payment thereof to the Trustee. The Trustee will transfer the cash and securities to the redeeming Beneficial Owner on the third (3rd) NSCC Business Day following the date on which request for redemption is made. The Trustee will cancel all DIAMONDS delivered upon redemption.

        (d) In the event that the Trustee determines, in its discretion, that an Index Security is likely to be unavailable or available in insufficient quantity for delivery by the Trust upon the redemption of DIAMONDS in Creation Unit size aggregations, the cash equivalent based on the market value of such Index Security (determined in accordance with the protocols listed in

Section 4.01 hereof), at the close of the market on the date redemption is requested may be included in the Portfolio Deposit as a part of the Cash Redemption Payment, in lieu of the inclusion of such Index Security in the securities portion of the Portfolio Deposit.

        (e) If the income received by the Trust in the form of dividends and other distributions on the Securities is insufficient to allow distribution of the Cash Redemption Payment, the Trustee may advance out of its own funds any amounts necessary in respect of redemptions of DIAMONDS pursuant to Section 3.01(b); otherwise, the Trustee may sell Securities in an amount sufficient to effect such redemptions. The Trustee will reimburse itself in the amount of such advance plus Federal Reserve Board reserve requirements together with interest thereon at a percentage rate equal to then current overnight federal funds rate by deducting such amounts from (1) dividend payments or other income of the Trust when such payments or other income is received, (2) the amounts earned or benefits derived by the Trustee on cash held by the Trustee for the benefit of the Trust, and (3) the sale of Securities. Notwithstanding the foregoing, in the event that any advance remains outstanding for more than forty-five (45) Business Days, the Trustee shall sell Securities to reimburse itself for such advance and any accrued interest thereon. Such advances will be secured by a lien on the assets of the Trust in favor of the Trustee.

        (f) The Trustee may, in its discretion, and will when so directed by the Sponsor, suspend the right of redemption, or postpone the date of payment of the net asset value for more than five (5) Business Days following the date on which request for redemption is made, for any period during which the New York Stock Exchange is closed or trading is suspended; for any period during which an emergency exists as a result of which disposal or evaluation of the Securities is not reasonably practicable; or for such other period as the Commission may by order permit for the protection of Beneficial Owners. Neither the Sponsor nor the Trustee is liable to any person or in any way for any loss or damages which may result from any such suspension or postponement.

        (g) Upon the specific request of a redeemer, the Trustee may, in its discretion, redeem DIAMONDS in Creation Unit size aggregations delivered by such redeemer, either in whole or in part, by providing such redeemer with a portfolio of Securities then held by the Trust which (1) differs in exact composition and/or weighting from the Index Securities held in the DJIA at such time (2) but does not differ in net asset value from the then-current Portfolio Deposit. The Trustee may agree to such redemption if the Trustee were to determine that such differing portfolio of Securities would be appropriate in order to maintain the Trust Portfolio's correspondence to the price weighted composition of the DJIA, for example, when a stock split of one or more of the Index Securities occurs.

        (h) In connection with redemption of DIAMONDS, if an investor states its belief that it is restricted by regulation or otherwise from investing or engaging in a transaction in one or more Index Securities, the Trustee, in its discretion, shall have the right to include the cash equivalent value of such Index Securities (determined in accordance with the protocols listed in Section
4.01 hereof) in the Portfolio Deposit as part of the Cash Redemption Payment, in lieu of the inclusion of such Index Securities in the securities portion of the Portfolio Deposit for the affected investor. In any such case an investor shall pay the Trustee the standard Transaction Fee plus an additional amount not to exceed 3 times the standard Transaction Fee.

                                   ARTICLE VI
                     Transfer of DIAMONDS in Creation Unit
                               Size Aggregations
                               -----------------

         Section 6.01.  Transfer of DIAMONDS in Creation Unit Size Aggregations.
                        ------------------------------------------ ------------
DIAMONDS in Creation Unit size aggregations may be transferred only through the book-entry system of the Depository as provided in Section 3.11. Beneficial Owners have the rights accorded to holders of "book-entry" securities under applicable law. Beneficial Owners may transfer DIAMONDS through the Depository by instructing the DTC Participant holding the DIAMONDS for such Beneficial Owner in accordance with standard securities industry practice.

                                  ARTICLE VII
                                    Sponsor
                                    -------

         Section 7.01.  Responsibility and Duties.  The Sponsor shall be liable
                        -------------------------
in accordance herewith for the obligations imposed upon and undertaken by the Sponsor hereunder. The Trustee will make available to NSCC prior to the commencement of trading on each Business Day a list of the names and required number of shares of each of the Index Securities in the current Portfolio Deposit as well as the amount of the Dividend Equivalent Payment effective through and including the previous Business Day. The Sponsor presently intends, but is not obligated, to determine and cause to be announced
(a) on a daily basis, the Dividend Equivalent Payment effective through and including the previous Business Day, per outstanding DIAMOND Unit, and (b) throughout the day at the Exchange a number representing, on a per DIAMOND Unit basis, the sum of the Dividend Equivalent Payment effective through and including the previous Business Day, plus the current value of the securities portion of a Portfolio Deposit as in effect on such day (which value will occasionally include a cash in lieu amount to compensate for the omission of a particular Index Security from such Portfolio Deposit). Such information will be calculated based upon the best information available to the Sponsor and may be calculated by other persons designated to do so by the Sponsor.

         Section 7.02.  Certain Matters Regarding Successor Sponsor.  The
                        -------------------------------------------
covenants, provisions and agreements herein contained shall in every case be binding upon any successor to the business of the Sponsor, except that no successor Sponsor may be a partnership. In the event of an assignment by the Sponsor to a successor corporation as permitted by the next following sentence, the Sponsor shall be relieved of all further liability under this Agreement.
The Sponsor may transfer all or substantially all of its assets to a corporation which carries on the business of the Sponsor, if at the time of such transfer such successor duly assumes all the obligations of the Sponsor under this Agreement.

         Section 7.03.  Resignation of Sponsor; Successors.  If at any time the
                        ----------------------------------
Sponsor desires to resign its position as Sponsor hereunder, it may resign by delivering to the Trustee an instrument of resignation executed by the Sponsor. Such resignation shall not become effective until the earlier of (i) the appointment by the Trustee of a successor Sponsor to assume, with such compensation from the Trust Fund as the Trustee may deem reasonable under the circumstances, but not exceeding the amounts prescribed by the Securities and Exchange Commission, the duties and obligations of the resigning Sponsor hereunder by an instrument of appointment and assumption executed by the Trustee and the successor Sponsor; or (ii) the Trustee shall have agreed to act as Sponsor hereunder succeeding to all the rights and duties of the resigning Sponsor without appointing a successor Sponsor and without terminating this Agreement or the Indenture; or (iii) the Trustee shall have terminated this Agreement and liquidated the Trust, which action the Trustee shall have taken if, within sixty (60) days following the date on which a notice of resignation shall have been delivered by the Sponsor, a successor Sponsor has not been appointed or the Trustee has not agreed to act as Sponsor hereunder. If the Sponsor shall fail to undertake or perform or become incapable of undertaking or performing its duties hereunder or shall become bankrupt or its affairs shall be taken over by public authorities, the Trustee shall act in accordance with the provisions set forth in Section 8.01(g). Any such successor Sponsor shall be satisfactory to the Trustee. Upon effective resignation hereunder, the resigning Sponsor shall be discharged and shall no longer be liable in any manner hereunder except as to acts or omissions occurring prior to such resignation, and the new Sponsor shall thereupon undertake and perform all duties and be entitled to all rights and compensation as Sponsor under this Agreement. The successor Sponsor shall not be under any liability hereunder for occurrences or omissions prior to the execution of such instrument.

         Section 7.04.  Liability of Sponsor and Indemnification.  (a) The
                        ----------------------------------------
Sponsor shall not be under any liability to the Trust, the Trustee, or any Beneficial Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the purchase or sale of any Securities; provided, however, that this provision shall not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, wilful misconduct or wilful malfeasance in the performance of its duties hereunder or reckless disregard of its obligations and duties hereunder. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee's counsel or by any other person for any matters arising hereunder. The Sponsor shall in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Beneficial Owner or to the Trustee other than as expressly provided for herein.

        (b) The Sponsor and its directors, shareholders, officers, employees, affiliates (as such term is defined in Regulation S-X) and subsidiaries (each a "Sponsor Indemnified Party") shall be indemnified from the Trust Fund and held harmless against any loss, liability or expense incurred without (1) gross negligence, bad faith, wilful misconduct or wilful malfeasance on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of this Agreement or the Indenture or (2) reckless disregard on the part of such Sponsor Indemnified Party of its obligations and duties under this Agreement or the Indenture. Such indemnity shall include payment from the Trust Fund of the costs and expenses incurred by such Sponsor Indemnified Party in defending itself against any claim or liability in its capacity as Sponsor hereunder. Any amounts payable to a Sponsor Indemnified Party under this Section 7.04 may be payable in advance or shall be secured by a lien on the Trust Fund. The Sponsor shall not be under any obligation to appear in, prosecute or defend any legal action which in its opinion may involve it in any expense or liability; provided, however, that if in the Sponsor's opinion action is required with respect to an event or condition which would have a material adverse effect on the Trust, the Sponsor shall notify the Trustee of such event or condition. If the Trustee does not act within ten days after receipt of such notice, the Sponsor may undertake any such action it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Beneficial Owners and, in such event, the legal expenses and costs of any such action shall be expenses and costs of the Trust Fund and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

        (c) The Sponsor shall not be liable except by reason of its own gross negligence, bad faith, wilful misconduct or wilful malfeasance for any action taken or suffered to be taken by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement, or reckless disregard of its obligations and duties hereunder or under the Indenture.

                                  ARTICLE VIII

                                    Trustee
                                    -------

         Section 8.01.  General Definition of Trustee's Rights, Duties and
                        --------------------------------------------------
Responsibilities. In addition to and notwithstanding the other duties, rights,
----------------
privileges and liabilities of the Trustee as otherwise set forth in this Agreement, the duties, rights, privileges and liabilities of the Trustee are further defined as follows:

        (a) All monies deposited with or received by the Trustee hereunder shall be held by it, without interest other than as provided in Section 3.04, as a deposit for the account of the Trust in accordance with the provisions of
Section 2.05, until required to be disbursed in accordance with the provisions of this Agreement. Such monies shall be deemed segregated by maintaining such monies in an account for the exclusive benefit of the Trust in accordance with the provisions of Section 2.05.

        (b) The Trustee shall not be under any liability for any action taken in good faith reliance on any appraisal, paper, certification, order, list, demand, request, consent, affidavit notice, opinion, direction, valuation, endorsement, assignment, resolution, draft or other documents prima facie properly executed, provided, however that where a list of authorized officials and their signatures are on file with the Trustee, the Trustee shall be required to compare such manual signatures to the signature on any such documents. (Such requirement shall not apply to "personal identification numbers" or "PINS" or other forms of electronic security devices which function as a proxy for a manual signature.)

        (c) The Trustee shall not be under any liability for the disposition of monies, or of any of the Securities, or in respect of any evaluation which it is required to make under this Agreement or otherwise, except by reason of its own gross negligence, bad faith, wilful misconduct or wilful malfeasance, or reckless disregard of its duties and obligations hereunder and the Trustee may construe any of the provisions of this Agreement, insofar as the same may be ambiguous or inconsistent with any other provisions hereof, and any reasonable construction of any such provision hereof by the Trustee in good faith shall be binding upon the parties hereto and all Beneficial Owners.

        (d) The Trustee shall not be responsible for the due execution hereof by the Sponsor or for the form, character, genuineness, sufficiency, value or validity of any of the Securities, or for the due execution thereof by any Depositor, and the Trustee shall in no event assume or incur any liability, duty or obligation to any Beneficial Owner or the Sponsor, other than as expressly provided for herein.


        (e) The Trustee shall not be under any obligation to appear in, prosecute or defend any action which in its opinion may involve it in expense or liability, unless it shall be furnished with reasonable security and indemnity against such expense or liability. Any pecuniary cost of the Trustee resulting from the Trustee's appearance in, prosecution of or defense of any such actions shall be deductible from and constitute a lien against the assets of the Trust. Subject to the foregoing, the Trustee shall, in its discretion, undertake such action as it may deem necessary at any and all times to protect the Trust Fund and the rights and interest of all Beneficial Owners pursuant to the terms of this Agreement; provided, however, that the expenses and costs of such actions, undertakings or proceedings shall be deductible from the assets of the Trust or otherwise reimbursable to the Trustee from, and shall constitute a lien against, the assets of the Trust.

        (f) The Trustee may employ agents, attorneys, accountants, auditors and other professionals and shall not be answerable for the default or misconduct of any such agents, attorneys, accountants, auditors and other professionals if such agents, attorneys, accountants, auditors or other professionals shall have been selected in good faith. The Trustee shall not be liable in respect of any action taken under this Agreement or the Indenture, or suffered, in good faith by the Trustee, in accordance with the opinion of its counsel. The accounts of the Trust Fund shall be audited, as required by law, by independent certified public accountants designated from time to time by the Trustee, and the report of such accountants shall be furnished by the Trustee to Beneficial Owners as described in Section 3.11 upon request. The fees and expenses charged by such agents, attorneys, accountants, auditors or other professionals shall constitute an expense of the Trust.

        (g) If the Sponsor shall fail to undertake or perform or shall become incapable of undertaking or performing any of the duties which by the terms of this Agreement are required to be undertaken or performed by it, and such failure shall not be cured within fifteen (15) Business Days following receipt of notice from the Trustee of such failure, or if the Sponsor shall be adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property shall be appointed, or a trustee or liquidator or any public officer shall take charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, the Trustee may do any one or more of the following: (1) appoint a successor Sponsor to assume, with such compensation from the Trust Fund as the Trustee may deem reasonable under the circumstances, but not exceeding the reasonable amounts prescribed by the Securities and Exchange Commission in accordance with Section 26(a)(2)(C) of the Investment Company Act of 1940, or any successor provision, the duties and obligations of the resigning Sponsor hereunder by an instrument of appointment and assumption executed by the Trustee and the successor Sponsor; or (2) agree to act as Sponsor hereunder without appointing a successor Sponsor and without terminating this Agreement or the Indenture; or (3) terminate this Agreement and Indenture and liquidate the Trust pursuant to Section 9.01.

        (h) If the evaluation of the Trust Fund as shown by any Trust Fund Evaluation shall be less than the Discretionary Liquidation Value, the Trustee shall, only when so directed in writing by the Sponsor, terminate this Agreement and the applicable Indenture and the Trust Fund created hereby and thereby and liquidate such Trust Fund, all in the manner provided in Section 9.01.

        (i) In no event shall the Trustee be personally liable for any taxes or other governmental charges imposed upon or in respect of the Securities or upon the Income thereon or upon it as Trustee hereunder or upon or in respect of the Trust Fund which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel's fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee shall be reimbursed and indemnified out of the assets of the Trust Fund and the payment of such amounts shall be secured by a lien on the Trust Fund.

        (j) The Trustee shall not be liable except by reason of its own gross negligence, bad faith, wilful misconduct or wilful malfeasance for any action taken or suffered to be taken by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement or reckless disregard of its obligations and duties hereunder or under the Indenture.

        (k) So long as required by Section 26(a)(2)(C) of the Investment Company Act of 1940, or any successor provision, and the rules promulgated thereunder, no payment to the Sponsor or to any affiliated person (as so defined) or agent of the Sponsor shall be allowed as an expense of the Trust except for payment not in excess of such reasonable amounts as the Securities and Exchange Commission may prescribe as compensation for performing bookkeeping and other administrative services of a character normally performed by the Trustee itself and except as the Securities and Exchange Commission may permit by order.

        (l) The Trustee in its individual or any other capacity may become an owner or pledgee of, or be an underwriter or dealer in respect of, bonds or other obligations issued by the same issuer (or an affiliate of such issuer) of any Securities at any time held as part of the Trust Fund or DIAMONDS and may deal in any manner with the same or with the issuer (or an affiliate of the issuer) with the same rights and powers as if it were not the Trustee hereunder, including, but not limited to making loans or maintaining other banking relationships with any such issuer.

        (m) The Trustee shall discharge all of its obligations and perform all of its duties under the Participant Agreement.

        (n) The Trustee shall not be under any liability for the furnishing of any information to the Sponsor and the subsequent distribution of any such information, to Beneficial Owners or potential Beneficial Owners of DIAMONDS except by reason of its own gross negligence, bad faith, wilful misconduct or wilful malfeasance, or reckless disregard of its duties and obligations hereunder. Subject to the foregoing, the Trustee shall undertake to provide to the Sponsor information necessary for the Sponsor to compute an estimate of the net asset value, on an intraday basis, and provide such estimate to Beneficial Owners of DIAMONDS.

         Section 8.02.  Books, Records and Reports.  (a) The Trustee shall keep
                        --------------------------
proper books of record and account of all the transactions under this Agreement at its office located in Quincy, Massachusetts or such office as it may subsequently designate upon notice to the other parties hereto. The books and records of the Trust Fund shall be open to inspection by any Beneficial Owner at all reasonable times during the usual business hours of the Trustee. The Trustee shall keep proper record of the creation and redemption of Creation Units at its Quincy Office. Such records of the creation and redemption of Creation Units shall be open to inspection at all reasonable times during the usual business hours of the Trustee.

        (b) The Trustee shall make, or cause to be made, such annual or other reports and file such documents as it is advised by counsel or accountants employed by it as are required of the Trust by the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940 and including, but not limited to, Form N-SAR and filings pursuant to Rule 24f-2 under the Investment Company Act of 1940, make such elections and file such tax returns as it is advised by counsel or accountants employed by it as are from time to time required under any applicable state or federal statute or rule or regulation thereunder, in particular, for the continuing qualification of the Trust as a Regulated Investment Company. The Trust's fiscal year shall be set forth in the Indenture and may be changed from time to time by the Trustee and the Sponsor without consent of the Beneficial Owners.

         Section 8.03.  Indenture and List of Securities on File.  The Trustee
                        ----------------------------------------
shall keep a certified copy or duplicate original of this Agreement on file in its office and available for inspection at all reasonable times during its usual business hours by any Beneficial Owner, together with the Indenture for each Series then in effect and the Trustee shall keep and so make available for inspection a current list of the Securities in the Portfolio, including the identity and number of shares of each of the Securities.

         Section 8.04.  Compensation of Trustee.  (a) The Trustee shall receive,
                        -----------------------
at the times set forth in this Agreement, as compensation for performing its services under this Agreement, an amount equal to the amount specified as compensation for the Trustee in Section 3.04. The computation of such compensation shall be made as set forth in Section 3.04. Such compensation shall be accrued daily by the Trustee in accordance with Section 3.04.

        (b) The Trustee shall charge the Trust for those expenses and disbursements incurred hereunder as contemplated by this Agreement, including legal, brokerage and auditing expenses; provided, however, that the amount of any such charge which has not been finally determined as of any Dividend Payment Date may be estimated and any necessary adjustments shall be made in the succeeding month. The Trustee may direct that all such expenses and disbursements shall be paid directly from the assets of the Trust. If the cash balances of the Trust shall be insufficient to provide for amounts payable pursuant to this Section 8.04, the Trustee may, in its discretion, advance out of its own funds such amounts as are payable and reimburse itself for such advances as funds become available or from the proceeds of Securities sold to reimburse such advances. The Trustee will reimburse itself in the amount of any such advance, plus Federal Reserve Board reserve requirements, including those amounts made pursuant to Section 3.01(b) together with interest thereon at a percentage rate equal to the then current overnight federal funds rate, by deducting such amounts from (1) dividend payments or other income of the Trust when such payments or other income is received, (2) the amounts earned or benefits derived by the Trustee on cash held by the Trustee for the benefit of the Trust, and (3) the sale of Securities. Notwithstanding the foregoing, in the event that any advance remains outstanding for more than forty-five (45) Business Days, the Trustee shall sell Securities to reimburse itself for the amount of such advance and any accrued interest thereon. Such advances will be secured by a lien on the assets of the Trust in favor of the Trustee.

         Section 8.05.  Indemnification of Trustee.  The Trustee and its
                        --------------------------
directors, shareholders, officers, employees, agents, affiliates (as such term is defined in Regulation S-X) and subsidiaries (each a "Trustee Indemnified Party") shall be indemnified from the Trust Fund and held harmless against any loss, liability or expense incurred without (1) gross negligence, bad faith, wilful misconduct or wilful malfeasance on the part of such Trustee Indemnified Party arising out of or in connection with the acceptance or administration of this Trust and any actions taken in accordance with the provisions of this Agreement or arising out of the administration of any Section of this Agreement or any Section of the Indenture or (2) reckless disregard on the part of such Trustee Indemnified Party of its obligations and duties under this Agreement or the Indenture. Such indemnity shall include payment from the Trust Fund of the costs and expenses incurred by such Trustee Indemnified Party in defending itself against any claim or liability relating to this Agreement, the Indenture or the Trust Fund, including any loss, liability or expense incurred in acting pursuant to written directions or instructions to the Trustee given by the Sponsor or counsel to the Trust from time to time in accordance with the provisions of this Agreement or in undertaking actions from time to time which the Trustee deems necessary in its discretion to protect the Trust Fund and the rights and interest of all Beneficial Owners pursuant to the terms of this Agreement. Any amounts payable to a Trustee Indemnified Party under this Section 8.05 may be payable in advance or shall be secured by a lien on the Trust Fund.

         Section 8.06.  Resignation, Discharge or Removal of Trustee;
                        ---------------------------------------------
Successors. (a) The Trustee may resign and be discharged of the Trust created by this Agreement and the Indenture by executing an instrument in writing resigning as such Trustee, filing the same with the Sponsor, if any, and mailing a copy of a notice of resignation to all DTC Participants for distribution to Beneficial Owners as provided in Section 3.11 not less than 60 days before the date specified in such instrument when, subject to Section 8.06(c), such resignation is to take effect. The Trustee shall be advised by the Depository as to the holdings of all DTC Participants pursuant to the Depository Agreement. In case at any time the Trustee shall not meet the requirements set forth in
Section 8.07 hereof, shall fail to undertake or perform or shall become incapable of undertaking or performing any of the duties which by the terms of this Agreement are required to be undertaken or performed by it, and such failure shall not be cured within fifteen (15) Business Days following receipt of notice from the Sponsor of such failure, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or a trustee or liquidator or any public officer shall take charge or control of such Trustee or of its property or affairs for the purposes of rehabilitation, conservation or liquidation, then in any such case, the Sponsor may, subject to the requirements of Section 8.06(b) and (c), remove such Trustee and appoint a successor Trustee by written instrument or instruments delivered to the Trustee so removed and to the successor Trustee. Upon receiving notice of resignation or removal of the Trustee, the Sponsor shall use its best efforts promptly to appoint a successor Trustee in the manner and meeting the qualifications hereinafter provided, by written instrument or instruments delivered to such resigning Trustee and the successor Trustee. Notice of such appointment of a successor Trustee shall be mailed promptly after acceptance of such appointment by the successor Trustee to all DTC Participants for distribution to Beneficial Owners as provided in Section 3.11. Beneficial Owners of 51 percent of the DIAMONDS then outstanding may at any time remove the Trustee by written instrument or instruments delivered to the Trustee and Sponsor. The Sponsor shall thereupon use its best efforts to appoint a successor Trustee in the manner provided herein. Upon effective resignation hereunder, the resigning Trustee shall be discharged and shall no longer be liable in any manner hereunder except as to acts or omissions occurring prior to such resignation, and the new Trustee shall thereupon undertake and perform all duties and be entitled to all rights and compensation as Trustee under this Agreement. The successor Trustee shall not be under any liability hereunder for occurrences or omissions prior to the execution of such instrument.

        (b) In case at any time the Trustee shall be removed or shall resign and no successor Trustee shall have been appointed within sixty (60) days after the date notice of removal has been received by the Trustee or the Trustee has issued its notice of resignation, the Trustee shall terminate this Agreement and Indenture and liquidate the Trust pursuant to Section 9.01.

        (c) Any successor Trustee appointed hereunder shall execute and acknowledge to the Sponsor and to the retiring Trustee an instrument accepting such appointment hereunder, and such successor Trustee without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named a Trustee herein and shall be bound by all the terms and conditions of this Agreement and the Indenture. Upon the request of such successor Trustee the retiring Trustee and the Sponsor shall, upon payment of all amounts due the retiring Trustee, execute and deliver an instrument acknowledged by it transferring to such successor Trustee all the rights and powers of the retiring Trustee; and the retiring Trustee shall transfer, deliver and pay over to the successor Trustee all Securities and monies at the time held by it hereunder, if any, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the retiring Trustee in the administration hereof as may be requested by the successor Trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. Any resignation or removal of a Trustee and appointment of a successor Trustee pursuant to this Section 8.06 shall become effective upon such acceptance of appointment by the successor Trustee. The indemnification of such Trustee and any other Trustee Indemnified Party provided for under Section 8.05 hereof shall survive any resignation, discharge or removal of the Trustee hereunder.

        (d) Any bank, trust company, corporation or national banking association into which a Trustee hereunder may be merged or with which it may be consolidated, or any bank, trust company, corporation or national banking association resulting from any merger or consolidation to which such Trustee hereunder shall be a party, or any bank, trust company, corporation or national banking association succeeding to all or substantially all of the business of the Trustee, shall be the successor Trustee under this Agreement without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger, consolidation or succession, by which any such Trustee may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

         Section 8.07.  Qualifications of Trustee.  The Trustee or successor
                        -------------------------
Trustee shall be a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any state thereof, and shall be authorized under such laws to exercise corporate trust powers. The Trustee and any successor Trustee shall have at all times an aggregate capital, surplus, and undivided profits of not less than $50,000,000.

         Section 8.08.  Trustee's Duties Expressly Provided for Herein.  Except
                        -----------------------------------------------
as otherwise expressly provided for in this Agreement, the Trustee shall have no duties or obligations hereunder.

                                   ARTICLE IX
                                  Termination
                                  -----------

         Section 9.01.  Procedure Upon Termination.  (a) If within 90 days from
                        --------------------------
the date that the registration statement relating to the Trust becomes effective under the Securities Act of 1933 the net worth of the Trust shall have fallen to less than $100,000, the Trustee shall, upon the direction of the Sponsor, terminate the Trust and distribute to each Beneficial Owner such Beneficial Owner's pro rata share of the assets of the Trust. The Sponsor will have the discretionary right to direct the Trustee to terminate the Trust if at any time after six months following and prior to three years following the Initial Date of Deposit the net asset value of the Trust falls below $150,000,000 and if at any time after three years following the Initial Date of Deposit such value is less than $350,000,000, as such dollar amount shall be adjusted for inflation in accordance with the CPI-U, such adjustment to take effect at the end of the fourth year following the Initial Date of Deposit and at the end of each year thereafter and to be made so as to reflect the percentage increase in consumer prices as set forth in the CPI-U for the twelve month period ending in the last month of the preceding fiscal year (the "Discretionary Termination Amount"). In such case, the Trustee shall, upon receipt of instruction from the Sponsor, terminate this Agreement, the Indenture and the Trust created hereby. Any termination pursuant to the two preceding sentences shall be at the complete discretion of the Sponsor subject to the terms hereof, and the Sponsor shall not be liable in any way for depreciation or loss occurring as a result of any such termination. The Trustee shall have no power to terminate the Agreement, the Indenture or the Trust because the value of the Trust Fund is below the Discretionary Termination Amount. The Trustee shall terminate the Agreement, the Indenture and the Trust Fund in the event that DIAMONDS are de-listed from the Exchange./*/ The Agreement, the Indenture and the Trust Fund may also be terminated upon receipt by the Trustee of written notice of the occurrence of any one or more of the following events: (a) by the agreement of the Beneficial Owners of 66-2/3% of outstanding DIAMONDS; (b) if the Depository is unable or unwilling to continue to perform its functions as set forth herein and a comparable replacement is unavailable; (c) if NSCC no longer provides clearance services with respect to DIAMONDS, or if the Trustee is no longer a participant in NSCC; (d) if Dow Jones ceases publishing the DJIA; or (e) if the License Agreement is terminated. Notwithstanding the foregoing, the Agreement, the Indenture and the Trust Fund in any event shall terminate by their terms on the Mandatory Termination Date or the date 20 years after the death of the last survivor of the eleven persons named in the Indenture, whichever occurs first, unless sooner terminated as specified herein. If at any time the Sponsor shall fail to undertake or perform or become incapable of undertaking or performing any of the duties which by the terms of the Trust Agreement are required to be undertaken or performed, or if the Sponsor resigns pursuant to Section 7.03, the Trustee may, in its discretion, in lieu of appointing a successor Sponsor pursuant to Section 8.01, terminate this Agreement, the Indenture and the Trust and liquidate the


---------------
/*/ It is intended that DIAMONDS will be listed for trading on the Exchange. Transactions involving DIAMONDS in the public trading market will be subject to customary brokerage charges and commissions. There can be no assurance, however, that DIAMONDS will always be listed on the Exchange. Following the initial twelve-month period following formation of the Trust and commencement of trading on the Exchange, the Exchange will consider the suspension of trading in or removal from listing DIAMONDS when, in its opinion, further dealings appear unwarranted if (a) the Trust interest has more than sixty (60) days remaining until termination and there are fewer than 50 record Beneficial Owners of DIAMONDS for thirty (30) or more consecutive trading days; (b) Dow Jones ceases publishing the DJIA; or (c) such other event shall occur or condition shall exist which, in the opinion of the Exchange, makes further dealings on the Exchange inadvisable.

Trust pursuant to the provisions hereof. Notwithstanding the foregoing, in no event shall the Trust Fund, the Indenture and this Agreement continue past the Mandatory Termination Date set forth in the Indenture unless sooner terminated as specified herein. As soon as practicable after notice of termination of the Trust, the Trustee will distribute to redeemers tendering DIAMONDS in Creation Unit size aggregations prior to the termination date the Securities and cash as provided in Section 5.02 and upon termination of the Trust the Trustee will sell the Securities held in the Trust as provided below.




        (b) Written notice of termination, specifying the date of termination, the period during which the assets of the Trust will be liquidated and DIAMONDS will be redeemed in cash at net asset value, and the date determined by the Trustee upon which the books of the Trustee, maintained pursuant to Section 6.01, shall be closed, shall be given by the Trustee to each Beneficial Owner at least twenty (20) days prior to termination of the Trust. Such notice shall further state that, as of the date thereof and thereafter, neither requests to create additional Creation Units nor additional Portfolio Deposits will be accepted and that, as of the date thereof, the portfolio of securities delivered upon redemption shall be identical in composition and weighting to the Securities rather than the securities portion of the Portfolio Deposit as in effect on the date request for redemption is made. Within a reasonable period of time after such termination the Trustee shall, subject to any applicable provisions of law, sell all of the Securities not already distributed to redeemers of DIAMONDS in Creation Unit size aggregations, as provided herein, if any, in such a manner so as to effectuate orderly sales and a minimal market impact. The Trustee shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with the provisions of this Section 9.01. The Trustee may suspend its sales of the Securities upon the occurrence of unusual or unforeseen circumstances, including, but not limited to, a suspension in trading of a Security, the closing or restriction of trading on a stock exchange, the outbreak of hostilities or the collapse of the economy. Upon receipt of proceeds from the sale of the last Security, the Trustee shall:

        (i) pay to itself individually from the Trust Fund an amount equal to the sum of (1) its accrued compensation for its ordinary services, (2) any reimbursement due to it for its extraordinary services, (3) any advances made but not yet repaid and (4) any other services and disbursements as provided herein;

        (ii) deduct any and all fees and expenses from the Trust Fund in accordance with the provisions of Section 3.04 hereof; provided, however,
                                                          --------  -------
   that no portion of such amount shall be deducted or paid unless the payment thereof from the Trust is at that time lawful;

        (iii) deduct from the Trust Fund any amounts which it, in its sole discretion, shall deem requisite to be set aside as reserves for any applicable taxes or other governmental charges that may be payable out of the Trust Fund;

        (iv) transmit to the Depository for distribution each Beneficial Owner's interest in the remaining assets of the Trust; and

        (v) disseminate to each Beneficial Owner as provided in Section 3.11 a final statement as of the date of the computation of the amount distributable to the Beneficial Owners, setting forth the data and information in substantially the form and manner provided for in Section 3.05 hereof.

        (c) Dividends to be received by the Trust on Securities sold in liquidation pursuant to this Section 9.01 subsequent to redemption shall be aggregated and distributed ratably when all such dividends have been received.

         Section 9.02.  Moneys to Be Held Without Interest to Beneficial Owners.
                        -------------------------------------------------------
The Trustee shall be under no liability with respect to moneys held upon termination, except to hold the same as a deposit without interest for the benefit of the Beneficial Owners.

         Section 9.03.  Dissolution of Sponsor Not to Terminate Trust.  The
                        ---------------------------------------------
dissolution of the Sponsor, or its ceasing to exist as a legal entity from, or for, any cause, shall not operate to terminate this Agreement and the Indenture insofar as the duties and obligations of the Trustee are concerned unless the Trustee terminates the Trust pursuant to Section 9.01.

                                   ARTICLE X
                            Miscellaneous Provisions
                            ------------------------

         Section 10.01.  Amendment and Waiver.  (a)  The Indenture and Agreement
                         --------------------
may be amended from time to time by the Trustee and the Sponsor without the consent of any Beneficial Owners (1) to cure any ambiguity or to correct or supplement any provision thereof which may be defective or inconsistent or to make such other provisions in regard to matters or questions arising thereunder as will not adversely affect the interests of Beneficial Owners; (2) to change any provision thereof as may be required by the Commission; (3) to add or change any provision as may be necessary or advisable for the continuing qualification of the Trust as a Regulated Investment Company under the Code; (4) to add or change any provision thereof as may be necessary or advisable in the event that NSCC or the Depository is unable or unwilling to continue to perform its functions as set forth therein; and (5) to add or change any provision thereof to conform the adjustments to the Portfolio and the Portfolio Deposit to changes, if any, made by Dow Jones in its method of determining the DJIA. The Indenture and Agreement may also be amended from time to time by the Sponsor and the Trustee with the consent of the Beneficial Owners of 51% of the outstanding DIAMONDS to add provisions to or change or eliminate any of the provisions of the Trust Agreement or to modify the rights of Beneficial Owners; provided, however, that the Trust Agreement may not be amended without the consent of the Beneficial Owners of all outstanding DIAMONDS if such amendment would (x) permit, except in accordance with the terms and conditions of the Trust Agreement, the acquisition of any securities other than those acquired in accordance with the terms and conditions of the Trust Agreement; (y) reduce the interest of any Beneficial Owner in the Trust; or (z) reduce the percentage of Beneficial Owners required to consent to any such amendment.

        (b) Promptly after the execution of any such amendment, the Trustee shall receive from the Depository, pursuant to the terms of the Depository Agreement, a list of all DTC Participants holding DIAMONDS. The Trustee shall inquire of each such DTC Participant as to the number of Beneficial Owners for whom such DTC Participant holds DIAMONDS, and provide each such DTC Participant with sufficient copies of a written notice of the substance of such amendment for transmittal by each such DTC Participant to such Beneficial Owners.

        (c) It shall not be necessary for the consent of Beneficial Owners under this Section 10.01 or under Section 9.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Beneficial Owners shall be subject to such reasonable regulations as the Trustee may prescribe.

         Section 10.02.  Registration (Initial and Continuing) of DIAMONDS.  The
                         -------------------------------------------------
Sponsor agrees and undertakes on its own part to register or appoint an agent, which may include the Trustee, to register DIAMONDS with the Securities and Exchange Commission and under the blue sky laws of such states as the Sponsor may select and as may be required. If, and to the extent permitted by the Order, the registration of DIAMONDS with the Securities and Exchange Commission and under the applicable securities laws of such states shall be payable out of the Trust. Registration charges, blue sky fees, printing costs, mailing costs, attorney's fees, and other miscellaneous out-of-pocket expenses incurred pursuant to this Section and related to all

DIAMONDS shall be borne by the Trust only to the extent and in the manner provided for by Section 3.04 and pursuant to the Order.

         Section 10.03. (a)  License Agreement with Dow Jones & Company, Inc.
                             -----------------------------------------------
The Sponsor shall, prior to the Initial Date of Deposit, obtain a license agreement with Dow Jones & Company, Inc. under which the Trust may use the trademarks and service marks "Dow Jones Industrial Average", "DJIA", "Dow Jones", "DIAMONDS" and "THE DOW INDUSTRIALS" to the extent deemed necessary by the Sponsor under federal and state securities laws and to indicate the source of the DJIA as a basis for determining the composition of the Trust pursuant to
Section 2.04.

         (b) The Trust shall pay to Dow Jones & Company, Inc., or shall reimburse the Sponsor for its payment to Dow Jones & Company, Inc., in accordance with Section 3.04, a licensing fee as set forth in an exhibit to the License Agreement.

         Section 10.04.  Certain Matters Relating to Beneficial Owners.  (a) By
                         ---------------------------------------------
the purchase and acceptance or other lawful delivery and acceptance of DIAMONDS (whether in Creation Unit size aggregations or otherwise), each Beneficial Owner thereof shall be deemed to be a beneficiary of the Trust created by this Agreement and the Indenture and vested with all right, title and interest in the Trust Fund therein created to the extent of the DIAMONDS in Creation Unit size aggregations or DIAMONDS set forth, subject to the terms and conditions of this Agreement and the Indenture.

        (b) A redeemer may at any time tender DIAMONDS in Creation Unit size aggregations to the Trustee for redemption, subject to and in accordance with
Section 5.02.

        (c) The death or incapacity of any Beneficial Owner shall not operate to terminate the Indenture and Agreement or the Trust Fund, nor entitle such Beneficial Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Beneficial Owner expressly waives any right such Beneficial Owner may have under any rule of law, or the provisions of any statute, or otherwise, to require the Trustee at any time to account, in any manner other than as expressly provided in the Indenture and Agreement, in respect of the Securities or moneys from time to time received, held and applied by the Trustee hereunder.

        (d) No Beneficial Owner shall have any right to vote except as provided in Sections 9.01 and 10.01 or in any manner otherwise to control the operation and management of the Trust Fund, or the obligations of the parties hereto. Nothing set forth in this Indenture and Agreement shall be construed so as to constitute the Beneficial Owners from time to time as partners or members of an association; nor shall any Beneficial Owner ever be liable to any third person by reason of any action taken by the parties to this Indenture, or for any other cause whatsoever.

         Section 10.05.  New York Law to Govern.  The Indenture and Agreement
                         ----------------------
are executed and delivered in the State of New York, and all laws or rules of construction of such

State shall govern the rights of the parties hereto and the Beneficial Owners and the interpretation of the provisions hereof. The Indenture and Agreement shall be deemed effective when it is executed by the Sponsor and the Trustee.

         Section 10.06.  Notices.  Any notice, demand, direction or instruction
                         -------
to be given to the Sponsor hereunder shall be in writing and shall be duly given if mailed, by certified or registered mail, return receipt requested, or delivered to the Sponsor, at the following address: PDR Services Corporation, c/o American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006,
Attention: Secretary, or at such other address as shall be specified by the Sponsor to the other parties hereto in writing. Any notice, demand, direction or instruction to be given to the Trustee shall be in writing and shall be duly given if mailed, by certified or registered mail, return receipt requested, delivered to or sent by facsimile transmission and received by State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, Attention:
Executive Vice President, Mutual Funds - DIAMONDS, or such other address as shall be specified to the other parties hereto by the Trustee in writing. Any notice to be given to a Beneficial Owner shall be duly given if mailed or delivered to DTC Participants for delivery to Beneficial Owners.

         Section 10.07.  Severability. If any one or more of the covenants,
                         -------------
agreements, provisions or terms of this Indenture shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the rights of the Beneficial Owners.

         Section 10.08.  Separate and Distinct Series.  Each Series of the
                         ----------------------------
DIAMONDS Trust to which these Standard Terms and Conditions of Trust shall be applicable shall, for all financial and administrative purposes, be considered separate and distinct from every other Series, and the assets of one Series shall not be commingled with the assets of another Series nor shall the expenses of any one Series be charged against any other Series.

         Section 10.09.  Counterparts.  This Standard Terms and Agreement may be
                         -------------
simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused these Standard Terms and Conditions of Trust dated as of January 1, 1998 to be duly executed.

                                 PDR SERVICES CORPORATION,
                                    as Sponsor


                                 By ___________________________
                                     Title:

ATTEST:

----------------------------
Title:
                                 STATE STREET BANK AND
                                    TRUST COMPANY,
                                    as Trustee


                                 By ___________________________
                                     Title:

ATTEST:


-----------------------------
Title:


Effective Date: January 13, 1998

STATE OF NEW YORK    )
                     : ss.:
COUNTY OF NEW YORK   )



          On the ____ day of January in the year 1998 before me personally came Joseph Stefanelli to me known, who, being by me duly sworn, did depose and say that he is the President of PDR Services Corporation, the corporation described in and which executed the above instrument; and that he signed his name thereto by like authority.



                                        -------------------------------
                                          Notary Public

COMMONWEALTH OF MASSACHUSETTS    )
                                 : ss.:
COUNTY OF NORFOLK                )



        On this ____ day of January, 1998, before me personally appeared ______________, to me known, who, being by me duly sworn, did depose and say that he is __________________ of State Street Bank and Trust Company, the bank and trust company described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said bank and trust company.



                                ---------------------------------
                                 Notary Public

                                                                       EXHIBIT B


                        [FORM A OF GLOBAL CERTIFICATE.]


                       CERTIFICATE OF BENEFICIAL INTEREST
                                 -Evidencing-
                            All Undivided Interests
                                     -in-
                            DIAMONDS TRUST SERIES 1


        This is to certify that CEDE & CO. is the owner and registered holder of this Certificate evidencing the ownership of all of the fractional undivided interests in the DIAMONDS Trust Series 1 (herein called the "Trust") ("DIAMONDS"), created under the laws of the State of New York by the Standard Terms and Conditions of Trust and the Trust Indenture and Agreement (hereinafter called the "Agreement and Indenture"), each between PDR Services Corporation (hereinafter called the "Sponsor"), and State Street Bank and Trust Company, as Trustee (hereinafter called the "Trustee"), copies of which are available at the offices of the Trustee.

        At any given time this Certificate shall represent all undivided interests in the Trust which shall be the total number of Creation Unit size aggregations of DIAMONDS of undivided interest which are outstanding at such time. The Agreement and Indenture provide for the deposit of additional Securities from time to time with the Trustee, at which times the Trustee will create DIAMONDS in the corresponding number of Creation Unit size aggregations representing the additional Securities deposited with the Trust.

        The Sponsor and ________________ as the initial depositor of the Securities hereby grant and convey all of their rights, title and interest in and to the Trust to the extent of the undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Agreement and Indenture, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

        The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Trustee, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, at its Quincy office in the Commonwealth of Massachusetts and, upon payment of any tax or other governmental charges, to receive on or before the seventh calendar day following the day on which such tender is made or, if such calendar day is not a Business Day (as defined in the Indenture), on the next succeeding Business Day following such calendar day, such holder's ratable portion of each of the Securities for each Creation Unit size aggregation of DIAMONDS tendered and evidenced by this Certificate and a check or, if elected, a wire transfer, in an amount proportionate to money due such holder for each Creation Unit size aggregations of DIAMONDS tendered.

        The holder hereof may be required to pay a charge specified in the Agreement and Indenture issued in connection with the issuance, transfer or interchange of this Certificate and any tax or other governmental charge that may be imposed in connection with the transfer, interchange or other surrender of this Certificate.

        The holder of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Agreement and Indenture, copies of which are on file and available for inspection at reasonable times during business hours at the Quincy office of the Trustee, to which reference is made for all the terms, conditions and covenants thereof.

        The Trustee may deem and treat the person in whose name this Certificate is registered upon the books of the Trustee as the owner hereof for all purposes and the Trustee shall not be affected by any notice to the contrary.

        The Agreement and Indenture permits, with certain exceptions as therein provided, the amendment thereof, the modification of the rights and the obligations of the Sponsor, the Trustee and the holders of DIAMONDS in Creation Unit size aggregations thereunder and the waiver of the performance of any of the provisions thereof at any time with the consent of the holders of DIAMONDS in Creation Unit size aggregations or DIAMONDS, evidencing 51% of Creation Unit size aggregations of DIAMONDS or, proportionately, DIAMONDS at any time outstanding under the Indenture. Any such consent or waiver by the holder of DIAMONDS shall be conclusive and binding upon such holder of DIAMONDS and upon all future holders of DIAMONDS, and shall be binding upon any DIAMONDS, whether evidenced by a Certificate or held in uncertificated form, issued upon the registration or transfer hereof whether or not notation of such consent or waiver is made upon this Certificate and whether or not the DIAMONDS in Creation Unit size aggregations evidenced hereby are at such time in uncertificated form. The Agreement and Indenture also permits the amendment thereof, in certain limited circumstances, without the consent of any holders of DIAMONDS.

        This Certificate shall not become valid or binding for any purpose until properly executed by the Trustee under the Agreement and Indenture.

        Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is required by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

        IN WITNESS WHEREOF, State Street Bank and Trust Company, as Trustee, has caused this Certificate to be manually executed in its corporate name by an Authorized Officer and PDR Services Corporation, as Sponsor, has caused this Certificate to be executed in its name by the manual or facsimile signature of one of its Authorized Officers.

STATE STREET BANK                     PDR SERVICES CORPORATION,
 AND TRUST COMPANY,                       As Sponsor
  As Trustee



By ____________________               By ____________________
    Authorized Officer                        Authorized Officer

Date: January __, 1998

                                                                       EXHIBIT C


                        [FORM B OF GLOBAL CERTIFICATE.]


                       CERTIFICATE OF BENEFICIAL INTEREST
                                                            ____ Creation Units
                       -Evidencing-An Undivided Interest
                        -in-DIAMONDS TRUST, SERIES ____


          This is to certify that ______________ is the owner and registered holder of this Certificate evidencing the ownership of DIAMONDS in the amount of ____ Creation Unit size aggregations of fractional undivided interest in the series of DIAMONDS Trust noted on the face hereof (herein called the "Trust"), created under the laws of the State of New York by the Standard Terms and Conditions of Trust and the Trust Indenture and Agreement (hereinafter called the "Agreement and Indenture"), each between PDR Services Corporation (hereinafter called the "Sponsor"), and State Street Bank and Trust Company, as Trustee (hereinafter called the "Trustee"), copies of which are available at the offices of the Trustee.

          At any given time this Certificate shall represent an undivided interest in the Trust, the numerator of which fraction shall be the number of Creation Unit size aggregations of DIAMONDS set forth on the face hereof and the denominator of which shall be the total number of Creation Unit size aggregations of DIAMONDS of undivided interest which are outstanding at such time. The Agreement and Indenture provide for the deposit of additional Securities from time to time with the Trustee, at which times the Trustee will deliver DIAMONDS in Creation Unit size aggregations representing the additional Securities deposited with the Trust.

          The Sponsor hereby grants and conveys all of its right, title and interest in and to the Trust to the extent of the undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Agreement and Indenture, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

          The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Trustee, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, at its office in the City of New York and, upon payment of any tax or other governmental charges, to receive on or before the seventh calendar day following the day on which such tender is made or, if such calendar day is not a Business Day (as defined in the Indenture), on the next succeeding Business Day following such calendar day, such holder's ratable portion of the each of the Securities for each Creation Unit size aggregation of DIAMONDS tendered and evidenced by this Certificate and a check or, if elected, a wire transfer, in an amount proportionate to money due such holder for each Creation Unit size aggregations of DIAMONDS tendered.

          The holder hereof may be required to pay a charge specified in the Agreement and Indenture issued in connection with the issuance, transfer or interchange of this Certificate and any tax or other governmental charge that may be imposed in connection with the transfer, interchange or other surrender of this Certificate.

          The holder of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Agreement and Indenture, copies of which are on file and available for inspection at reasonable times during business hours at the corporate trust office of the Trustee, to which reference is made for all the terms, conditions and covenants thereof.

          The Trustee may deem and treat the person in whose name this Certificate is registered upon the books of the Trustee as the owner hereof for all purposes and the Trustee shall not be affected by any notice to the contrary.

          The Agreement and Indenture permits, with certain exceptions as therein provided, the amendment thereof, the modification of the rights and the obligations of the Sponsor, the Trustee and the holders of DIAMONDS in Creation Unit size aggregations thereunder and the waiver of the performance of any of the provisions thereof at any time with the consent of the holders of DIAMONDS in Creation Unit size aggregations or DIAMONDS, evidencing 51% of Creation Unit size aggregations of DIAMONDS or, proportionately, DIAMONDS at any time outstanding under the Indenture. Any such consent or waiver by the holder of DIAMONDS shall be conclusive and binding upon such holder of DIAMONDS and upon all future holders of DIAMONDS, and shall be binding upon any DIAMONDS, whether evidenced by a Certificate or held in uncertificated form, issued upon the registration or transfer hereof whether or not notation of such consent or waiver is made upon this Certificate and whether or not the DIAMONDS in Creation Unit size aggregations evidenced hereby are at such time in uncertificated form. The Agreement and Indenture also permits the amendment thereof, in certain limited circumstances, without the consent of any holders of DIAMONDS.

          This Certificate shall not become valid or binding for any purpose until properly executed by the Trustee under the Agreement and Indenture.

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is required by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          IN WITNESS WHEREOF, State Street Bank and Trust Company, as Trustee, has caused this Certificate to be manually executed in its corporate name by an authorized officer and PDR Services Corporation, as Sponsor, has caused this Certificate to be executed in its names by the facsimile signature of one of its Authorized Officers.

STATE STREET BANK AND TRUST COMPANY,     PDR SERVICES CORPORATION,
  As Trustee                                As Sponsor



By _______________________________       By ______________________________
     Authorized Officer                       Authorized Officer

Date: January __, 1998

                                                            EXHIBIT A


                         FORM OF PARTICIPANT AGREEMENT

   [Form of Participant Agreement is filed as Exhibit A(9)(b) of this Amendment
No. 1 to   Form N-8b-2]

                                      A-1